UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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VITESSE SEMICONDUCTOR CORPORATION
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741 Calle Plano Drive
Camarillo, California 93012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, March 7, 2013

To Our Stockholders:

The 2013 Annual Meeting of Stockholders of Vitesse Semiconductor Corporation will be held on March 7, 2013, at 9:00 a.m. local time, at the Hyatt Westlake Plaza in Thousand Oaks, 880 S. Westlake Boulevard, Westlake Village, California 91361, for the following purposes:

1.	To elect seven directors to hold office for the ensuing year and until their successors are duly elected;

2.	To approve the Vitesse Semiconductor Corporation 2013 Incentive Plan;

3.	To hold an advisory vote on executive compensation;

4.	To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013; and

5.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Stockholders of record at the close of business on January 11, 2013 are entitled to notice of, and to vote at, the Annual Meeting.
All stockholders are cordially invited to attend the meeting. This year, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We will instead send our stockholders a notice with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone. The notice also provides information on how stockholders may request paper copies of our proxy materials. You may access the proxy statement and our annual report on the Internet, both of which are available at “www.edocumentview.com/VTSS.”
Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting and we urge you to vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote electronically over the Internet or by telephone, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. Timely voting by any of these methods will ensure your representation at the Annual Meeting.

By Order of the Board of Directors,

Camarillo, California	Christopher R. Gardner
January 15, 2013	President and Chief Executive Officer

VITESSE SEMICONDUCTOR CORPORATION
741 Calle Plano Drive
Camarillo, California 93012
(805) 388-3700

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General
The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Vitesse Semiconductor Corporation (“Vitesse” or the “Company”, “us”, “we”, or “our”) for use at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hyatt Westlake Plaza in Thousand Oaks, 880 S. Westlake Boulevard, Westlake Village, California 91361, on Thursday, March 7, 2013, at 9:00 a.m. local time and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement is first being made available to all stockholders entitled to vote at the Annual Meeting on or about January 24, 2013.
Record Date and Shares Outstanding
Stockholders of record at the close of business on January 11, 2013 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournment(s) thereof. On the Record Date, 36,869,855 shares of our common stock, $0.01 par value, were issued and outstanding.
Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use (i) by delivering to us at our principal offices (Attention: Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or (ii) by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from that record holder, and you will need to provide a copy of such proxy at the Annual Meeting.

Attendance at the Annual Meeting
All stockholders of record as of the Record Date may attend the Annual Meeting. Please note that cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. No items will be allowed into the Annual Meeting that might pose a concern for the safety of those attending. Additionally, to attend the meeting you will need to bring identification and proof sufficient to us that you were a stockholder of record as of the Record Date or that you are a representative of a stockholder of record as of the Record Date for a stockholder of record that is not a natural person.
For directions to attend the Annual Meeting, please visit the Hyatt Westlake Plaza in Thousand Oaks, 880 S. Westlake Boulevard, Westlake Village, California 91361 website at www.westlake.hyatt.com/hyatt/hotels/services/maps or contact the hotel via telephone at (805) 557-1234.
Voting and Costs of Solicitation
Shares Directly Held-Stockholder of Record. If you are a “registered holder,” that is your shares are registered in your name through our transfer agent, and you are viewing this proxy over the Internet you may vote electronically over the Internet. For those stockholders who receive a paper proxy in the mail, you may also vote electronically over the Internet or by telephone or by completing and mailing the proxy card provided. The website identified in our Notice of Internet Availability of Proxy Materials provides specific instructions on how to vote electronically over the Internet. Those stockholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials. You may request a ballot at the Annual Meeting and vote your shares in person.

Shares Indirectly Held-Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. We urge you to direct your broker on how to vote your shares. Beneficial owners may attend the Annual Meeting, but may not vote in person unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares in person at the Annual Meeting. Your broker or nominee should provide you with a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. If you did not receive a voting instruction card, please contact the institution holding your shares. We recommend that you vote your shares in advance as described above, so that your vote will be counted if you later decide not to attend the Annual Meeting.
Only proxy cards and voting instruction forms that have been signed, dated and timely returned, and only proxies that have been timely voted electronically or by telephone will be counted in the quorum and voted. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, Wednesday, March 6, 2013. Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail.
We will bear the entire cost of the solicitation of proxies for the Annual Meeting, including the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy card, and any additional solicitation materials furnished to stockholders. Solicitations also may be made by personal interview, telephone and electronic communications by directors, officers and other employees of Vitesse without additional compensation. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. No additional compensation will be paid to those individuals for any such services.
If your proxy is properly submitted, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions. If you are a registered holder and you do not specify how the shares represented thereby are to be voted, your shares will be voted as follows:

•	“For” election of all seven nominees for director as described in Proposal One;

•	“For” approval of the Vitesse Semiconductor Corporation 2013 Incentive Plan as described in Proposal Two;

•	“For” approval of the advisory vote on executive compensation as described in Proposal Three; and

•	“For” ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm as described in Proposal Four.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the nominees of our Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.
Some stockholders receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form because their shares are held in multiple accounts or registered in different names or addresses. Please vote your shares held in each account to ensure that all of your shares will be voted.
Quorum, Abstentions, Broker Non-Votes, Required Votes
Our bylaws provide that stockholders holding a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date constitute a quorum at meetings of stockholders. Therefore, at the Annual Meeting, the presence, in person or by proxy, of the holders of at least 18,434,929 shares of Common Stock will be required to establish a quorum. Each outstanding share of our Common Stock is entitled to one vote on each proposal at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares because the matter is not considered a routine matter. The only routine matter that is being submitted to stockholders at the Annual Meeting is Proposal Four, ratification of the appointment of our independent registered public accounting firm.

In the election of the seven directors (Proposal One), you may vote “For” all of the nominees or your vote may be “Withheld” with respect to one or more of the nominees. For all other proposals, you may vote “For,” “Against” or “Abstain.” If you “Abstain,” it has the same effect as a vote “Against.”
If a quorum is present at the Annual Meeting, a plurality of the shares voting will be sufficient to elect the director nominees (Proposal One). This means that the seven nominees for election as directors who receive the most votes “for” election will be elected. Approval of the Vitesse Semiconductor Corporation 2013 Incentive Plan (Proposal Two), approval of the advisory vote on executive compensation (Proposal Three) and ratification of the appointment of our independent registered public accounting firm (Proposal Four), each will require an affirmative vote of the majority of the shares of Common Stock present or represented at the Annual Meeting with respect to such proposal. If by the date of the Annual Meeting we do not receive proxies representing sufficient shares to constitute a quorum, the Chairman of the Meeting, or the stockholders entitled to vote thereat, shall have power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.
Effect of Not Casting Your Vote
If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One). In the past, if you held your shares in street name, and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as it deemed appropriate.
Your bank or broker no longer has the discretion to vote your uninstructed shares in the election of directors. Similarly, your bank or broker does not have ability to vote your uninstructed shares on any other matters being submitted to the stockholders for a vote at the Annual Meeting other than ratification of the appointment of our independent registered public accounting firm (Proposal Four). Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote at the Annual Meeting, your shares will not be voted on Proposals One, Two or Three.
Deadline for Receipt of Stockholder Proposals
In order for a stockholder proposal to be considered for inclusion in our proxy statement for our 2014 Annual Meeting of Stockholders, the written proposal must be received by us no later than September 26, 2013, and should contain the information required under our bylaws. If the date of next year's annual meeting is moved more than 30 days before or after March 7, 2014, the first anniversary date of this year's Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials for next year's meeting. Any proposals will also need to comply with Rule 14a-8 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company sponsored proxy materials. Proposals should be addressed to our Corporate Secretary, at our principal executive offices.
If you intend to present a proposal at our 2014 Annual Meeting of Stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, you must give us advance notice of the proposal in accordance with our bylaws. Pursuant to our bylaws, in order for a stockholder proposal to be deemed properly presented in these circumstances, a stockholder must deliver notice of the proposal to our Corporate Secretary, at our principal executive offices after the close of business on December 7, 2013 and before the close of business on January 6, 2014. However, if the date of our 2014 Annual Meeting of Stockholders is more than 30 days before or after March 7, 2014, the first anniversary of this year's Annual Meeting, stockholders must give us notice of any stockholder proposals within a reasonable time before the mailing date of the proxy statement for next year's Annual Meeting. If a stockholder does not provide us with notice of a stockholder proposal in accordance with the deadlines described above, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.
The proxies to be solicited by us through our Board of Directors for our 2014 Annual Meeting of Stockholders will confer discretionary authority on the proxy holders to vote on any stockholder proposal properly presented at the 2014 Annual Meeting of Stockholders if we fail to receive notice of the stockholder's proposal for the meeting by September 26, 2013.
If a stockholder desires only to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential nominee for our Board, see the procedures discussed in “Proposal One-Election of Directors-Process for Recommending Candidates for Election to our Board of Directors.”

Further Information
We will provide without charge to each stockholder solicited by these proxy materials a copy of Vitesse's annual report on Form 10-K for the fiscal year ended September 30, 2012, without exhibits, and any amendments, upon request of such stockholder made in writing to Vitesse Semiconductor Corporation, 741 Calle Plano Drive, Camarillo, California 93012, Attn: Investor Relations. We will also furnish any exhibit to the annual report on Form 10-K, if specifically requested in writing. You can also access our Securities and Exchange Commission (“SEC”) filings, including our annual reports on Form 10-K, on the SEC website at www.sec.gov.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our bylaws provide that the authorized number of directors is a minimum of five and a maximum of nine, with the exact number set by our Board. Currently, the authorized number of directors of the Company is seven, and seven members of our Board are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. Each nominee has consented to be named a nominee in this proxy statement and to serve as a director if elected. If any nominee becomes unable or declines to serve as a director, if additional persons are nominated at the meeting, or if stockholders are entitled to cumulate votes, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible, and the specific nominees to be voted for will be determined by the proxy holders. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders, or until a successor has been elected and qualified, or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers. Except as described below under “Proposal One-Election of Directors-Board Election Arrangement,” there are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer.
Existing Board members G. William LaRosa, who has served as a director since August 2010, and G. Grant Lyon, who has served as a director since October 2009, will not stand for re-election at the Annual Meeting.
The names of the nominees and certain information about them as of January 11, 2013, are set forth below. All of the nominees have been nominated by our Board acting on the recommendation of the Nominating and Corporate Governance Committee of our Board, which consists solely of independent members of our Board. Existing Board members G. William LaRosa, who has served as a director since August 2010, and G. Grant Lyon, who has served as a director since October 2009, will not stand for re-election at the Annual Meeting.
The Board recommends that stockholders vote “For” the election of each of the following nominees.

Nominee	Age	Director Since	Principal Occupation
Mathew Frey	43	--	Chief Executive Officer of Optimum Energy, LLC
Christopher R. Gardner	52	2006	President and Chief Executive Officer of Vitesse
Steven P. Hanson(1)(2)(4)	64	2007	Retired President and CEO of ON Semiconductor
James H. Hugar (1)(2)(4)	66	2009	Retired Partner of Deloitte & Touche, LLP
Scot B. Jarvis (1)(4)	52	2012	Co-founder of Cedar Grove Partners, LLC
Edward Rogas, Jr. (1)(3)(4)	72	2006	Chairman of the Board of Vitesse, Retired Senior Vice President of Teradyne, Inc.
Kenneth H. Traub	51	--	President and CEO of Ethos Management, LLC

(1)	Member of the Audit Committee

(2)	Member of the Nominating and Corporate Governance Committee

(3)	Member of the Compensation Committee

(4)	Member of the Strategic Advisory Committee
Vote Required
If a quorum is present, the seven nominees receiving the highest number of votes will be elected to our Board. See “Information Concerning Solicitation and Voting-Quorum, Abstentions, Broker Non-Votes, Required Votes.”

Nominees' Principal Occupation, Business Experience and Qualifications
Matthew Frey is the Chief Executive Officer of Optimum Energy, LLC, a cloud based SaaS provider of energy management applications for complex buildings, data centers, campuses, hospitals and manufacturing facilities, a position he has held since November 2010. For more than 16 years, Mr. Frey has served in senior executive and advisory roles at technology companies, including Data Base, Inc., Payroll Online, World Wide Packets and Optimum Energy. Prior to his current position at Optimum Energy, from January 2004 until its sale to Ciena Corporation in March of 2008, Mr. Frey served as President and Chief Operating Officer of World Wide Packets, a leading provider of Carrier Ethernet solutions. Subsequent to the sale, Mr. Frey served as Ciena's Sr. Vice President of Business Development until January 2009. Mr. Frey brings operational, strategic, industry, and software development expertise to the Board. Mr. Frey holds a BS degree in accounting from Santa Clara University and worked as an auditor at Price Waterhouse in Silicon Valley early in his career.
Christopher R. Gardner has served as a director and our Chief Executive Officer since 2006. From 2002 until he was appointed Chief Executive Officer in 2006, he served as our Vice President and General Manager of the Network Products Division, and from 2000 to 2002, he served as our Vice President and Chief Operating Officer. Prior to joining Vitesse in 1986, Mr. Gardner served as a member of the Technical Staff at Bell Laboratories. Mr. Gardner's extensive career in the semiconductor industry, combined with his broad knowledge and understanding of our Company, the industry and the markets in which we operate, and the issues facing the Company, make Mr. Gardner a valuable member of our Board. Mr. Gardner received his BSEE degree from Cornell University and his MSEE degree from the University of California at Berkeley.
Steven P. Hanson has served as a director since August 2007. For more than 32 years, Mr. Hanson has served in senior executive roles at technology companies, including 28 years at Motorola in various engineering management and leadership positions. Mr. Hanson served as the President and Chief Executive Officer of ON Semiconductor from 1999 to 2003. Mr. Hanson has been a senior partner at Southwest Value Acquisitions LLC, a private equity firm, since 2004. He served as the Chairman of InPlay Technologies, Inc., a high-technology firm delivering leadership human input device technologies and products from 2005 to 2007. Mr. Hanson has served Arizona State University as a member of the Dean's Advisory Council, W.P. Carey School of Business and the Dean's Advisory Council for the Ira A. Fulton School of Engineering. As a former senior executive at technology companies including ON Semiconductor and the General Manager of Europe, Middle East and Africa Semiconductor Group of Motorola, Mr. Hanson brings operational, strategic and industry expertise to our Board. Mr. Hanson holds a BSEE degree from the College of Engineering at Arizona State University.
James H. Hugar has served as a director since October 2009. Mr. Hugar retired from Deloitte & Touche, LLP, where he was an audit partner from 1982 to 2008, specializing in the financial services industry. Prior to his retirement, he served as the partner-in-charge of the Southern California Investment Companies Industry and Broker/Dealer Practice Unit. Mr. Hugar serves on the Board of Advisors of American Relocation & Logistics, Inc., a privately-held company. With over 35 years of experience in public accounting, including participation at hundreds of audit committee meetings and serving as a director/advisor for both privately and publicly held companies, Mr. Hugar brings public company financial expertise to our Board. Mr. Hugar holds a BS degree in Accounting from Pennsylvania State University and an MSBA degree from the University of California, Los Angeles, and is a Certified Public Accountant.
Scot B. Jarvis has served as a director since May 2012. Mr. Jarvis co-founded Cedar Grove Partners, LLC, an investment and consulting/advisory partnership with a focus on wireless communication investments in 1997, and currently is its managing member. While at Cedar Grove, he has invested in several successful early-stage companies in the telecommunications area and has served on a number of public and private boards. Prior to co-founding Cedar Grove, Mr. Jarvis served as a senior executive of Eagle River, Inc., a Craig McCaw investment firm. While at Eagle River, he founded Nextlink Communications on behalf of McCaw and served on its board of directors. He also served on the board of directors of Nextel Communications, NextG Networks, Inc., Wavelink Communications Inc., NextWeb, Inc., and Cantata Technologies, Inc. From 1985 to 1994, Mr. Jarvis served in several executive capacities at McCaw Cellular Communications up until it was sold to AT&T. Mr. Jarvis currently serves on the board of Kratos Defense & Security Solutions and Airspan Networks, both publicly traded companies. In addition, Mr. Jarvis currently serves on the board of directors of Good Technology, Inc., Root Wireless, Inc. and Slingshot Sports, LLC, all three of which are private companies. He is a venture partner with Oak Investment Partners, a venture capital firm. Mr. Jarvis brings to our Board extensive experience in the technology industry and public company board experience. Mr. Jarvis holds a BA degree in business administration from the University of Washington.
Edward Rogas, Jr. has served as a director and Chairman of our Board since 2006. Mr. Rogas is a director and consultant to companies in the technology industry. He served as a Senior Vice President at Teradyne, Inc., an automated test equipment manufacturer, from 2000 to 2005. From 1976 to 2000, he held various management positions in the semiconductor ATE portion of Teradyne, Inc., including Vice President from 1984 to 2000. From 1973 to 1976, he served as a Vice President at American Research and Development. Mr. Rogas serves on the Board of FormFactor, Inc., a manufacturing test-technology company, and Vignani Technologies, Pvt. Ltd. (a private Indian company). Mr. Rogas previously served on the board of directors of Photon Dynamics, Inc., a provider of digital imaging technology. Mr. Rogas brings to our Board extensive experience in engineering development and operations in the technology industry, financial sophistication and public company board experience. Mr. Rogas holds a BS degree from the United States Naval Academy and an MBA degree from Harvard Business School.
Kenneth H. Traub is the President and Chief Executive Officer of Ethos Management LLC, which specializes in investing in and advising undervalued companies to execute strategies to build and unlock stockholder value, a position he has held since January 2009. From 1999 until its acquisition by JDS Uniphase Corp. (“JDSU”) in February 2008, he served as President and Chief Executive Officer of American Bank Note Holographics, Inc. (“ABNH”), a leading global supplier of optical security devices. Mr. Traub managed the turnaround, growth and sale of ABNH, and under his leadership, ABNH's stockholders achieved a gain exceeding 1000 percent. Following the sale of ABNH, he served as Vice President of JDSU, a global leader in optical technologies and telecommunications, through September 2008. In 1994, Mr. Traub co-founded Voxware, Inc., a pioneer in Voice Over Internet Protocol (“VoIP”) communication technologies, and served as its Executive Vice President and Chief Financial Officer through 1998. From 1988 to 1994, he served as Vice President of Trans-Resources, Inc., a multinational holding company and investment manager. Mr. Traub currently serves on the boards of directors of the following SEC reporting companies: (i) MRV Communications, Inc. (OTCQB: MRVC), a leading provider of Carrier Ethernet, wavelength division multiplexing optical transport, infrastructure management equipment and solutions, as well as network integration and managed services (Mr. Traub is currently Chairman of the Board), (ii) iPass, Inc. (NASDAQ: IPAS), a leading global provider of mobility services for Enterprises and Carriers, (iii) MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry standard processor architectures and cores, (iv) DSP Group, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, and (v) Athersys, Inc. (NASDAQ: ATHX), a biotechnology company engaged in the discovery and development of therapeutic product candidates designed to extend and enhance the quality of human life. Mr. Traub also serves as Chairman of the Board of Omnego, Inc., a privately-held supplier of digital cards, tickets and coupons on mobile devices. He previously served on the Board of Directors of Phoenix Technologies, Inc. (NASDAQ: PTEC), a supplier of the basic input output system for the personal computer industry, from November 2009 until its sale in November 2010. He also served as the Chairman of the Board of the New Jersey chapter of the Young Presidents Organization in 2010 and 2011. He received a BA degree from Emory College, and an MBA from Harvard Business School. Mr. Traub has over 20 years of senior management, corporate governance, turnaround and transactional experience with various public and private companies. His wealth of board experience and corporate governance awareness from his current and past service as a director would allow him to provide valuable advice and guidance to our Board.
Board Election Arrangement
On November 20, 2012, Raging Capital Fund, LP (the “Fund”), a stockholder of ours, notified us that the Fund intended to nominate Paul K. McWilliams and Kenneth H. Traub for election to our Board at the Annual Meeting. To provide us greater time to discuss with the Fund the appropriate composition of our Board, we rescheduled the date of the Annual Meeting from January 29, 2013 to March 7, 2013. Following a series of discussions that took place between representatives of the Fund and us, we expanded the potential nominees to also include Matthew Frey. Our Nominating and Corporate Governance Committee then reviewed the background and qualifications of each nominee, and of the three nominees being considered deemed Messrs. Traub and Frey the most qualified for service on our Board. The Board considered the Nominating and Corporate Governance Committee's assessment and decided to nominate Messrs. Traub and Frey for election to our Board at the Annual Meeting, and to keep the size of the Board at seven with Messrs. LaRosa and Lyon not standing for re-election at the Annual Meeting. With the nominations of Messrs. Traub and Frey, the Fund has advised us that it will not nominate any other person for election to our Board at the Annual Meeting.
Director Independence
The Board has determined that all of its current members and the nominees for election at the Annual Meeting, other than Mr. Gardner, meet the criteria for independence set forth in the NASDAQ Listing Rules and the Company's Corporate Governance Guidelines. Mr. Gardner does not qualify as independent because he is a Vitesse employee. Our Corporate Governance Guidelines are posted on our website at www.vitesse.com under “Investors - Corporate Governance.”
In making its determination, our Board considered the objective tests and the subjective tests for determining who is an “independent director” under the NASDAQ Listing Rules. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing independence under the subjective test, our Board took into account the standards in the objective tests, and reviewed and discussed additional information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to us and our management for the three year period preceding the date of determination, including the circumstances leading to Messrs. Frey and Traub's nominations for election to the Board as well as the Fund's compensation of Mr. Traub for his service on the Board as disclosed in the Fund's filings with the SEC. Based on all of the foregoing, as required by NASDAQ rules, our Board made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Board and Board Committees
Board of Directors
The Board held a total of nine meetings during fiscal year 2012. Each of our incumbent directors attended at least 75 percent of the aggregate of all meetings of our Board and the committees of our Board upon which such director served in fiscal year 2012. Under our Corporate Governance Guidelines, our Board is required to hold an executive session at each meeting of our Board at which employee directors are not present.
Our Board has been chaired by Mr. Rogas since December 2006. As chairman of our Board, Mr. Rogas also serves as our Lead Director. The Board has elected to maintain a leadership structure with an independent director chairman, elected by vote of the independent directors, because we believe that, at this time, our Company and its stockholders are best served by having an independent chairman convene, establish, after consultation with management, set agenda items for and preside over meetings of our Board and executive sessions of the independent directors. We further believe that our corporate governance principles and policies ensure that strong and independent directors will continue to effectively oversee our management and key issues related to long-range business plans, strategic issues, risks and integrity.
During fiscal year 2012, our Board had three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Our Board also formed a Strategic Advisory Committee as an ad hoc committee of our Board with an indefinite term.
Audit Committee
The Audit Committee, which consists of Messrs. Hugar, Hanson, Jarvis, and Rogas, has been chaired by Mr. Hugar since December 9, 2009. All of the members of the Audit Committee are “independent” as defined under rules promulgated by the SEC and meet the NASDAQ Listing Rules criteria for independence. Our Board has determined that Mr. Hugar is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K. Among other things, the Audit Committee assists our Board of Directors in its oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, the performance of our internal audit function, compliance with legal and regulatory requirements, our disclosure controls, and our systems of internal controls. The Audit Committee held seven meetings during fiscal year 2012. A copy of the Audit Committee charter is available on our website at www.vitesse.com under “Investors - Corporate Governance.”
Compensation Committee
The Compensation Committee, which consists of Messrs. Lyon, LaRosa and Rogas, has been chaired by Mr. Lyon since December 9, 2009. The Compensation Committee, among other things, reviews and approves our executive compensation policies and programs, and grants stock options and other equity awards to our employees, including officers, pursuant to our stock incentive plans. See “Compensation Discussion and Analysis” and “Proposal One-Election of Directors-Director Compensation” below for a description of our processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee held seven meetings during fiscal year 2012. A copy of the Compensation Committee charter is available on our website at www.vitesse.com under “Investors - Corporate Governance.”
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee, which consists of Messrs. Hanson, Hugar and LaRosa, has been chaired by Mr. Hanson since June 29, 2009. The Nominating and Corporate Governance Committee, among other things, assists our Board by making recommendations to our Board on matters concerning director nominations and elections, board committees and corporate governance. The Nominating and Corporate Governance Committee held six meetings during fiscal year 2012. A copy of the Nominating and Corporate Governance Committee charter is available on our website at www.vitesse.com under “Investors - Corporate Governance.”
Strategic Advisory Committee

The Board forms ad hoc committees from time to time to assist our Board in fulfilling its responsibilities with respect to matters that are the subject of the ad hoc committee's mandate. During fiscal year 2012, the Board maintained a Strategic Advisory Committee to assist our Board by making recommendations on transactions and initiatives that the committee believes are reasonably likely to maximize stockholder value. The Strategic Advisory Committee has been chaired by Mr. Rogas since its formation, and currently consists of Messrs. Hanson, Hugar, Jarvis, LaRosa, Lyon and Rogas.
Corporate Governance Guidelines
The Company maintains a set of Corporate Governance Guidelines, which can be found on our website at www.vitesse.com under “Investors - Corporate Governance.” The Corporate Governance Guidelines cover a range of governance related matters, including requirements that our Board maintain an independent Chairman of the Board, and that at least three fourths of our Board as well as the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee consist of independent members. The Corporate Governance Guidelines also provide that no director may serve on the board of more than three other public companies while serving on Vitesse's Board. Our Board waived this guideline with respect to Mr. Traub, who presently serves on the board of four public companies, to allow for his election to the Board at the Annual Meeting.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics for members of our Board, our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller and persons performing similar functions, and all other officers and employees of the Company and its consolidated subsidiaries. A copy of this Code is posted on our website at www.vitesse.com under “Investors - Corporate Governance.” We intend to disclose any amendment to, or waiver from, the provisions of this Code on our website at www.vitesse.com under “Investors - Corporate Governance.”
Board's Role in Risk Oversight
Our management team is responsible for identifying, assessing and managing the material risks facing our Company. Our Board's role in risk oversight includes receiving regular updates from management on areas of material risks and key strategies and initiatives. Our Board also participates in a review of the Company's annual operating plan, which includes the identification of the most significant risks facing our business and evaluation of how the Company's corporate strategies align to manage those risks. While our Board is ultimately responsible for risk oversight, each committee assists our Board in fulfilling its oversight responsibilities. The Audit Committee oversees management of financial risks. The Compensation Committee provides oversight of the Company's compensation policies and practices including risks associated with executive compensation. The Nominating and Corporate Governance Committee manages risks associated with corporate governance, including the independence of Board members, Board composition, and policies and procedures such as our Code of Business Conduct and Ethics and Corporate Governance Guidelines, used to promote ethical conduct and compliance with law.
The full Board has evaluated Vitesse's overall compensation policies and practices for its employees to determine whether such policies and practices create incentives that can affect Vitesse's risk and management of that risk, and has further assessed whether any risks arising from these policies and practices are reasonably likely to have a material adverse effect on us. Our Board has concluded that the risks arising from our policies and practices are not reasonably likely to have a material adverse effect on us.
The Compensation Committee and our Board, in connection with their assessment of performance criteria for fiscal year 2012, concluded that while the criteria or targets reward prudent risk-taking in support of our objectives, they do not encourage or promote inappropriate risk-taking by the participants.
Attendance at Annual Meeting by Directors
It is the policy of the Company that, absent extraordinary circumstances, each member of our Board shall attend our Annual Meeting of Stockholders. All of our Board members attended the last year's Annual Meeting of Stockholders.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2012, G. Grant Lyon, G. William LaRosa and Edward Rogas, Jr. served on the Compensation Committee. None of the committee members has ever served as an officer of Vitesse. None of the committee members served as an employee of Vitesse during fiscal year 2012 or had any relationship requiring disclosure by us under Item 404 of Regulation S-

K. During fiscal year 2012, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own beneficially more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership within specified periods with the SEC. To our knowledge, based solely on our review of the copies of Section 16(a) forms required to be furnished to us with respect to fiscal year 2012 and written representations that no other reports were required, we believe that our executive officers, directors, and greater than 10 percent stockholders complied with the Section 16(a) reporting requirements during fiscal year 2012.
Process for Recommending Candidates for Election to our Board of Directors
The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. A stockholder that desires to recommend a candidate for election to our Board must direct the recommendation in writing to us at our principal offices (Attention: Corporate Secretary) and must include the candidate's name, age, home and business contact information, principal occupation or employment, the number of shares beneficially owned by the nominee, whether any hedging transactions have been entered into by the nominee or on his or her behalf, information regarding any arrangements or understandings between the nominee and the stockholder nominating the nominee or any other persons relating to the nomination, a written statement by the nominee acknowledging that the nominee will owe a fiduciary duty to the Company, if elected, and any other information required to be disclosed about the nominee if proxies were to be solicited to elect the nominee as a director. For a stockholder recommendation to be considered by the Nominating and Corporate Governance Committee as a potential candidate at an Annual Meeting, nominations must be received on or before the deadline for receipt of stockholder proposals for such meeting. In the event a stockholder decides to nominate a candidate for director and solicits proxies for such candidate, the stockholder will need to follow the rules set forth by the SEC and in our bylaws. See “Information Concerning Solicitation and Voting − Deadline for Receipt of Stockholder Proposals.”
The Nominating and Corporate Governance Committee's criteria and process for evaluating and identifying the candidates that it approves as director nominees are as follows:

•	The committee regularly reviews the current composition and size of our Board.

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The committee reviews the qualifications of any candidates who have been properly recommended by a stockholder, as well as those candidates who have been identified by management, individual members of our Board or, if the committee determines, a search firm. Such review may, in the committee's discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the committee deems proper.

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The committee evaluates the performance of our Board as a whole and evaluates the performance and qualifications of individual members of our Board eligible for re-election at an Annual Meeting of Stockholders.

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The committee considers the suitability of each candidate, including the current members of our Board, in light of the current size and composition of our Board.  Except as may be required by rules promulgated by the NASDAQ Stock Market or the SEC, it is the committee’s belief that there are no specific minimum qualifications that must be met by any candidate for our Board, nor are there specific qualities or skills that are necessary for one or more of the members of our Board to possess.  In selecting new directors of the Company, consideration will be given to each individual director’s (i) personal qualities, experiences, and abilities; (ii) the collective skills of all of the directors, taking into account the responsibilities of our Board; and (iii) qualifications imposed by law and regulation.  As stated in the Company’s Corporate Governance Guidelines, the Company has the following expectations of its directors and director candidates:

•	Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders;

•	Directors must have an inquisitive and objective perspective, practical wisdom and mature judgment;

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Directors should represent diverse experiences at a strategy/policy setting level, and should be people who have high-level managerial experience, and who are accustomed to dealing with complex problems;

•	Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on our Board for an extended period of time;

•	Directors should possess a willingness to challenge and stimulate management and demonstrate the ability to work as part of a team in an environment of trust; and

•	Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

•	The committee may, from time-to-time, establish additional qualifications for directors as it deems appropriate.

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In evaluating the qualifications of the candidates, the committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. However, our Board has not adopted a formal diversity policy. The committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The committee considers each individual candidate in the context of the current perceived needs of our Board as a whole.

•	After such review and consideration, the committee recommends the slate of Director nominees to the full Board for its approval.
The Nominating and Corporate Governance Committee will endeavor to notify, or cause to be notified, all Director candidates, including those recommended by a stockholder, of its decision as to whether to nominate such individual for election to our Board.
Stockholder Communication with our Board of Directors
Any stockholder may contact any of our Directors by writing to them by mail, c/o our Corporate Secretary, at our principal executive offices, the address of which appears on the cover of this proxy statement.
Any stockholder may report to us any complaints regarding accounting, internal accounting controls or auditing matters. Any stockholder who wishes to so contact us should send such comments to the Audit Committee, c/o James H. Hugar, at our principal executive offices, the address of which appears on the cover of this proxy statement.
Any stockholder communications sent to our Board will first go to our Corporate Secretary, who will log the date of receipt of the communication as well as the identity and contact information of the correspondent in our stockholder communications log. After logging the communication, our Corporate Secretary will forward the communication to the Chairman of our Board (in the case of communications directed to the whole Board) or to the applicable individual Director(s) addressed in the correspondence.
In the case of any complaints, the appropriate committee of our Board will review and, if appropriate, investigate the complaint in a timely manner. In the case of accounting or auditing related matters, a member of the Audit Committee, or the Audit Committee as a whole, will review the summary of the communication, the results of the investigation, if any, and, if appropriate, the draft response. The summary and response will be in the form of a memo, which will become part of the stockholder communications log that the Corporate Secretary maintains with respect to all stockholder communications.
Director Compensation
The general policy of our Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation. We do not pay management Directors for Board service in addition to their regular employee compensation. The Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. Our Board reviews the Compensation Committee's recommendations and determines the amount and type of director compensation.
The Compensation Committee can engage the services of outside advisers, experts and others to assist the committee. During fiscal year 2012, the Compensation Committee engaged independent compensation consultant, Radford, an Aon Hewitt Company, to review director compensation and make recommendations to the Compensation Committee for changes in director compensation for fiscal year 2013. No changes in director compensation were made for fiscal year 2012.
Fiscal Year 2012 Compensation

For fiscal year 2012, non-employee director compensation consisted of the following elements:

•	Annual retainer of $30,000;

•	Chairperson of the Board − additional retainer fee of $20,000;

•	Committee chairpersons − additional retainer fees of $20,000 for the Audit Committee, $12,000 for the Compensation Committee, and $8,000 for the Nominating and Corporate Governance Committee;

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Committee membership (excluding chairpersons) − additional retainer fees of $8,000 for the Audit Committee, $6,000 for the Compensation Committee, and $4,000 for the Nominating and Corporate Governance Committee;

•	Board meeting fees − $1,500 for attendance at each in-person Board meeting and $750 for attendance at each scheduled conference call Board meeting;

•	Committee meeting fees −$1,000 for attendance at each in-person committee meeting and $500 for attendance at each scheduled conference call committee meeting; and

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Annual equity compensation of $55,000 in the form of restricted stock units (RSUs), which RSUs are automatically granted on the second Monday in January of the applicable year and vest fully on the first anniversary of the grant date.

A non-employee director also was entitled to receive, upon initial election or appointment to our Board, a one-time award of equity compensation of $100,000 in the form of RSUs to be granted on the date of the Director's appointment or election to our Board and to vest in three annual installments of 33% on the first three anniversaries of the grant date.
Fiscal Year 2013 Compensation
Effective October 1, 2012, on the recommendation of the Compensation Committee, our Board of Directors modified non-employee director compensation to provide for a fixed amount of cash compensation for service on our Board and on each of our Board's standing committees, and to provide for grants of initial and annual RSU awards to be for a fixed number of shares. Prior to these changes, non-employee director compensation included a mix of fixed annual cash retainers and variable per meeting cash fees, and initial and annual equity awards determined based on a fixed dollar amount that resulted in the issuance of RSUs for a number of shares determined based on Vitesse's stock price at the time of the award.
Our Board may continue to provide for payment of per meeting cash fees for service on ad hoc committees of our Board established from time-to-time, and determined to pay such fees for service on the Strategic Advisory Committee. Our Board also authorized an additional grant of RSUs for service on the Strategic Advisory Committee.
For fiscal year 2013, non-employee director compensation consists of the following elements:

•	Annual retainer of $40,000;

•	Chairperson of the Board − additional retainer fee of $25,000;

•	Committee chairpersons − additional retainer fees of $20,000 for the Audit Committee, $15,000 for the Compensation Committee, and $10,000 for the Nominating and Corporate Governance Committee;

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Committee membership (excluding chairpersons) − additional retainer fees of $10,000 for the Audit Committee, $8,000 for the Compensation Committee, and $5,000 for the Nominating and Corporate Governance Committee;

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Annual equity compensation of 9,500 restricted stock units (RSUs), which RSUs are automatically granted on the second Monday in January of the applicable year and vest fully on the first anniversary of the grant date; and

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Strategic Advisory Committee membership fees − $1,000 for attendance at each in-person meeting and $500 for attendance at each scheduled conference call meeting, and 4,000 RSUs to be automatically granted on the second Monday in January of the applicable year and vest fully on the first anniversary of the grant date.

A non-employee director also is entitled to receive, upon initial election or appointment to our Board, a one-time award of equity compensation of 14,000 RSUs to be granted on the date of the Director's appointment or election to our Board and to vest in three annual installments of 33% on the first three anniversaries of the grant date.
If a non-employee Director is appointed to our Board in between Annual Meetings of Stockholders, the annual cash compensation payable to that Director is pro-rated for the remaining portion of the term in which the director is appointed to our Board, and the first award of annual equity compensation to be automatically granted to the director on the second Monday in January of the year following the Director's appointment is pro-rated based on the length of the Director's service on our Board since the date of the previous year's annual award of equity compensation.
The following table details the total compensation earned by our non-employee Directors in fiscal year 2012.
Director Summary Compensation

Director	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Steven P. Hanson (3)(9)	$67,000	$55,000	$122,000
James H. Hugar (4)(9)	74,250	55,000	129,250
Scot B. Jarvis (5)(9)	19,333	100,000	119,333
G. William LaRosa (6)(9)	60,500	55,000	115,500
G. Grant Lyon (7)(9)	56,000	55,000	111,000
Edward Rogas, Jr. (8)(9)	85,000	55,000	140,000
	$362,083	$375,000	$737,083

(1)    Represents awards of restricted stock units, each of which entitles the Director to receive one share of our Common Stock at the time of vesting, without the payment of an exercise price or other cash consideration.
(2)    These amounts represent the grant date fair value of the stock awards granted in fiscal year 2012 determined in accordance with ASC Topic 718.  These amounts may not correspond to the actual value eventually realized by the Director, which depends in part on the market value of our Common Stock in future periods.  Assumptions used in calculating these amounts are set forth in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended September 30, 2012.
(3)    Mr. Hanson served as Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee and Strategic Advisory Committee during fiscal year 2012.
(4)    Mr. Hugar served as Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee during fiscal year 2012.
(5)    Mr. Jarvis joined our Board on May 9, 2012 and served as member of the Audit Committee and Strategic Advisory Committee during fiscal year 2012.
(6)    Mr. LaRosa served as a member of the Compensation Committee and the Nominating and Governance Committee during fiscal year 2012.
(7)    Mr. Lyon served as Chairman of the Compensation Committee and a member of the Strategic Advisory Committee during fiscal year 2012.
(8)    Mr. Rogas served as Chairman of our Board and Chairman of the Strategic Advisory Committee and as a member of the Audit Committee and the Compensation Committee during fiscal year 2012.
(9)    On January 9, 2012, each of Messrs. Hanson, Hugar, LaRosa, Lyon, and Rogas received an RSU award for 19,784 shares of Common Stock. Each RSU will vest in full on January 9, 2013. On May 9, 2012, Mr. Jarvis received an initial RSU award for 35,087 shares of Common Stock, which vests in three equal installments on the first, second and third anniversaries of the date of grant.
Stock Ownership Guidelines for Non-Employee Directors

The Board of Directors has established stock ownership guidelines for non-employee directors. Each non-employee director is expected to own Vitesse Common Stock-based holdings equal in value to at least three times such director's annual cash retainer for service on our Board, excluding retainers and other amounts paid for service as Chairperson, Lead Director or on committees of our Board. Non-employee directors may count toward these guidelines the value of (i) shares they or their immediate family members own directly or in trust, including the vested portion of shares issued as restricted stock awards, and (ii) the vested portion of restricted stock units held by them and for which shares of Common Stock have not been issued, including shares that have not been issued due to a recipient's election to defer the settlement date for such vested restricted stock units. Each non-employee director is expected to achieve this level of ownership by the later of August 9, 2015 or the third anniversary of his or her election to our Board of Directors.
The share ownership of the non-employee directors is reported below, and is based on the closing market price of our Common Stock (which was $2.24 on January 11, 2013):

Director	Current Ownership Guideline as a Multiple of Annual Cash Retainer Fee	Ownership as a Multiple of Annual Cash Retainer Fee as of January 11, 2013
Steven P. Hanson	3	3
James H. Hugar	3	3
Scot B. Jarvis	3	2
G. William LaRosa	3	3
G. Grant Lyon	3	4
Edward Rogas, Jr.	3	3

PROPOSAL TWO

APPROVAL OF 2013 INCENTIVE PLAN

Proposal Two is approval of the Vitesse Semiconductor Corporation 2013 Incentive Plan (the “2013 Incentive Plan”). The proposal to approve the 2013 Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal.
Our Board believes that the continued growth of Vitesse depends, in large part, upon its ability to attract and motivate key employees and directors, and that equity incentive awards are an important means of attracting, retaining and motivating talented employees and directors. Accordingly, we are seeking stockholder approval of the 2013 Incentive Plan. Our board adopted the 2013 Incentive Plan, upon recommendation of its Compensation Committee, subject to stockholder approval at the Annual Meeting.
If the 2013 Incentive Plan is approved by stockholders, it will replace the 2010 Vitesse Semiconductor Corporation Incentive Plan, which we refer to in this proposal as the “Current Incentive Plan.” If stockholders approve the 2013 Incentive Plan, no new awards will be granted under the Current Incentive Plan. If stockholders do not approve the 2013 Incentive Plan, the Current Incentive Plan will remain available for new grants until it expires on May 11, 2020.
The 2013 Incentive Plan authorizes the issuance of 6,700,000 shares of our Common Stock. In addition to the new shares authorized for issuance under the 2013 Incentive Plan, the 2013 Incentive Plan also provides that shares subject to awards outstanding under the Current Incentive Plan and the Vitesse Semiconductor Corporation 2001 Stock Incentive Plan (the “2001 Incentive Plan”) also may become available for issuance under the 2013 Incentive Plan to the extent that these shares cease to be subject to the awards (such as by expiration, cancellation or forfeiture of the awards). In the text of the 2013 Incentive Plan, we refer to the Current Incentive Plan and the 2001 Incentive Plan as the “Prior Plans.” As of January 11, 2013, 838,525 shares were available for issuance under the Current Incentive Plan, and these shares will be cancelled if the stockholders approve the 2013 Incentive Plan. Our Board believes that these additional reserved shares are required in order for us to have an appropriate reserve of equity incentives to recruit, hire and retain the top talent that we will require to successfully execute our business strategy.
As of January 11, 2013, we had outstanding 36,869,855 shares of our Common Stock. If the 2013 Incentive Plan is approved by stockholders, the shares eligible for grant under the 2013 Incentive Plan will represent approximately 18% of our shares of Common Stock currently outstanding.
In addition to the new shares authorized for issuance under the 2013 Incentive Plan, shares subject to awards outstanding under the Prior Plans (of which there were 2,833,602 shares as of January 11, 2013) may become available for issuance under the 2013 Incentive Plan to the extent that these shares on or after the date of stockholder approval of the 2013 Incentive Plan, cease to be subject to the awards (such as by expiration, cancellation or forfeiture of the awards).
The principal features of the 2013 Incentive Plan are summarized below. This summary does not contain all information about the 2013 Incentive Plan. A copy of the complete text of the 2013 Incentive Plan is included as Annex A to this proxy statement, and the following description is qualified in its entirety by reference to the text of the 2013 Incentive Plan.

DESCRIPTION OF THE 2013 INCENTIVE PLAN
Purpose
The purpose of the 2013 Incentive Plan is to attract, retain and motivate our employees, officers and directors by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of our stockholders. The 2013 Incentive Plan also allows us to provide the same opportunity to consultants, agents, advisors and independent contractors.
Administration
The Compensation Committee of our Board of Directors administers the 2013 Incentive Plan, except that our board administers the 2013 Incentive Plan with respect to our non-employee directors. Our Board or the committee may delegate administration of the 2013 Incentive Plan in accordance with its terms. References to the “committee” in this Proposal Two are, as applicable, to the Compensation Committee, our Board or other delegate, including an officer of the Company authorized by our Board or Compensation Committee to make grants to certain eligible employees of the Company.
Eligibility
Awards may be granted under the 2013 Incentive Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its subsidiaries and affiliates. As of January 11, 2013, approximately 205 employees and six non-employee directors were eligible to receive awards under the 2013 Incentive Plan.
Number of Shares
A total of 6,700,000 shares of Common Stock shall be authorized for issuance pursuant to awards granted under the 2013 Incentive Plan. In addition, shares subject to awards granted under the Prior Plans may again become available for awards under the 2013 Incentive Plan.
Any shares that are subject to appreciation awards (such as stock options and stock appreciation rights) shall be counted against the plan share limit on a 1-for-1 basis for every such share subject to appreciation awards. Any shares that are subject to full value awards (such as awards of stock, restricted stock and restricted stock units) shall be counted against the plan share limit at a ratio of 1.5 shares for every share subject to the full value award. Shares that cease to be subject to awards under the 2013 Incentive Plan and the Prior Plans, to the extent such shares again become available for awards under the 2013 Incentive Plan, will increase the shares available for issuance under the 2013 Incentive Plan at a ratio of 1.5 shares for every share subject to a full value award and on a 1-for-1 basis for every share subject to an appreciation award.
The following shares will be available again for issuance under the 2013 Incentive Plan:

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subject to the discussion in the bullet immediately below, if any award granted under the 2013 Incentive Plan or the Prior Plans expires or is terminated, surrendered or cancelled without having been fully exercised, is forfeited in whole or in part (including as a result of the Company's contractual repurchase right), is settled in cash or otherwise results in any shares being forfeited or not being issued, the unused shares covered by such award are added back into the reserve of shares available for future awards under the 2013 Incentive Plan;

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shares withheld or tendered in connection with the exercise of a full value award (but not an appreciation award) or to satisfy tax withholding obligations of a full value award (but not an appreciation award) may be added back into the share reserve; and

•	awards granted in assumption of or substitution for previously granted awards in acquisition transactions will not reduce the number of shares authorized for issuance under the 2013 Incentive Plan.
The maximum number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options is the same as the total number of shares authorized under the 2013 Incentive Plan.
If any change in our stock occurs by reason of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to stockholders other than a normal cash dividend or other change in our corporate or capital structure, the committee will make proportional adjustments to the maximum number and kind of securities (a) available for issuance under the 2013 Incentive Plan, (b) issuable as incentive stock options, (c) issuable to certain individuals subject to Code Section 162(m), and (d) subject to any outstanding award, including the per share price of such securities.
Types of Awards
The 2013 Incentive Plan permits the grant of any or all of the following types of awards.
Stock Options. The committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The committee sets option exercise prices and terms, except that the exercise price of stock options granted under the 2013 Incentive Plan must be at least 100% of the fair market value of the Common Stock on the date of grant, except in the case of options granted in connection with assuming or substituting options in acquisition transactions. At the time of grant, the committee determines when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed 10 years. Unless the committee otherwise determines, fair market value means, as of a given date, the closing price of our Common Stock on that date.
Stock Appreciation Rights (SARs). The committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2013 Incentive Plan or on a stand-alone basis. SARs are the right to receive payment per share of an exercised SAR in stock or cash, or a combination of stock and cash, equal to the excess of the share's fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of an SAR issued in tandem with stock options will result in the reduction of the number of shares underlying the related SAR to the extent of the SAR exercised. The term of a stand-alone SAR cannot be more than 10 years, and the term of a tandem SAR will not exceed the term of the related option.
Stock Awards, Restricted Stock and Stock Units. The committee may grant awards of shares of Common Stock, or awards designated in units of Common Stock, under the 2013 Incentive Plan. These awards may be made subject to repurchase or forfeiture restrictions at the committee's discretion. The restrictions may be based on continuous service with us or the achievement of specified performance criteria, as determined by the committee.
Performance Awards. The committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of Common Stock, and performance units are units valued by reference to a designated amount of cash. Either may be payable in stock or cash, or a combination of stock and cash, upon the attainment of performance criteria and other terms and conditions as established by the committee.
Other Stock or Cash-Based Awards. The committee may grant other incentives payable in cash or in shares of Common Stock, subject to the terms of the 2013 Incentive Plan and any other terms and conditions determined by the committee.
Repricing
The 2013 Incentive Plan prohibits the committee, without stockholder approval, from lowering the price of an option after it is granted, except in connection with adjustments provided under the 2013 Incentive Plan, taking any other action that is treated as a repricing under generally accepted accounting principles, or canceling an option at a time when its strike price exceeds the fair market value of the underlying stock, in exchange for another option, restricted stock or units, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.
Performance-Based Compensation under Code Section 162(m)
Performance Goals and Criteria. If the committee intends to qualify an award under the 2013 Incentive Plan as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the performance goals selected by the committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company as a whole or any business unit, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics.

The performance goals also may be based on the achievement of specified levels of performance for the Company as a whole or any business unit or applicable affiliate under one or more of the performance goals described above relative to the performance of other corporations.
The committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, any reorganization and restructuring programs, extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company's annual report to stockholders for the applicable year, acquisitions or divestitures, foreign exchange gains and losses, and gains and losses on asset sales.
Adjustments and Certification. The committee may adjust the amount payable pursuant to an award under the 2013 Incentive Plan that is intended to qualify as “performance-based compensation” under Section 162(m) downward, but not upward. The committee may not waive the achievement of performance goals related to an award except in the case of a participant's death or disability. Section 162(m) requires that the committee certify that performance goals were achieved before the payment of the “performance-based compensation.”
Limitations. Subject to certain adjustments, participants who are granted awards intended to qualify as “performance-based compensation” under Section 162(m) may not be granted awards, other than performance units, for more than 600,000 shares of Common Stock in any calendar year, except that additional awards for up to 600,000 shares may be granted to newly hired or promoted individuals in any calendar year. The maximum dollar value payable to any participant with respect to performance units or other awards payable in cash that are intended to qualify as “performance-based compensation” cannot exceed $3,000,000 in any calendar year.
Change of Control
Under the 2013 Incentive Plan, unless otherwise provided in the instrument evidencing an award or in a written employment, services or other agreement between the participant and us, in the event of a change of control:

•
Upon certain changes of control, such as specified reorganizations, mergers or consolidations, the awards will become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions will lapse, only if and to the extent the awards are not converted, assumed or replaced by a successor company. Except for such specified types of changes of control, all outstanding awards, other than performance shares and performance units, will become fully and immediately exercisable and all applicable deferral and restriction limitations or forfeiture provisions will lapse, immediately prior to the change of control and the awards will terminate at the effective time of the change of control.

•
All performance shares and performance units will be payable based on targeted performance being attained as of the effective date of the change of control and will be paid in accordance with the payout schedule for the award.

•	In the event of certain reorganizations, mergers or consolidations, the committee may, in its discretion, instead provide that a participant's outstanding awards will be cashed out.
Definition of Change of Control. Unless the committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and us, a change of control of the Company generally means the occurrence of any of the following events:

•
an acquisition by any individual, entity or group of beneficial ownership of 40% or more of either (a) the then outstanding shares of Common Stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding generally any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or an affiliate, or the completion of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company pursuant to which specific requirements are met);

•
a change in the composition of the board of directors in any two-year period with the result that the incumbent board members cease to constitute at least a majority of the board (not including directors whose election, or nomination for election by stockholders, was approved by a majority of the incumbent board); or

•	completion of specified reorganizations, mergers or consolidations or other disposition of all or substantially all of the assets of the Company.
Amendment and Termination
The Board of Directors or the committee may amend the 2013 Incentive Plan, except that if any applicable statute, rule or regulation requires stockholder approval for an amendment to the 2013 Incentive Plan, then to the extent so required, stockholder approval will be obtained. Our Board or the committee may also suspend or terminate all or any portion of the 2013 Incentive Plan at any time, but any suspension or termination may not, without a participant's consent, materially adversely affect any rights under any outstanding award. Unless sooner terminated by our Board or committee, the 2013 Incentive Plan will terminate on January 14, 2023.
U.S. Federal Income Tax Information
The following is a brief summary of the U.S. federal income tax consequences of the 2013 Incentive Plan generally applicable to us and to participants in the 2013 Incentive Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.
Nonqualified Stock Options. A participant generally will not recognize income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our Common Stock on the date of grant and no additional deferral feature. When a nonqualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.
Incentive Stock Options. A participant generally will not recognize income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will recognize income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant's gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price.
Stock Appreciation Rights. A participant generally will not recognize income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our Common Stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.
Unrestricted Stock Awards. Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Restricted Stock Awards. Upon receipt of a restricted stock award, a participant generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, a participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. In general, a Section 83(b) election is made by filing a written notice with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.
The tax treatment of a subsequent disposition of restricted stock will depend upon whether a participant has made a timely and proper Section 83(b) election. If a participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant receives from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restriction lapses generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, the participant paid for the shares plus the amount of taxable ordinary income recognized either at the time the restrictions lapsed or at the time of the Section 83(b) election, if an election was made. If a participant has to forfeit the shares to us (e.g., upon the participant's termination prior to expiration of the restriction period), the participant may not claim a deduction for the amount of compensation income recognized as a result of making the Section 83(b) election, and the participant generally will have a capital loss equal to the amount, if any, paid for the shares.
Restricted Stock Units. A participant generally will not recognize income at the time a stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares, cash or property the participant receives.
Performance Shares and Performance Units. A participant generally will not recognize income upon the grant of performance shares or performance units. Upon the distribution of cash, shares or other property to the participant pursuant to the terms of the performance shares or units, the participant generally will recognize compensation taxable as ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid by the participant with respect to the performance shares or units.
Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.
Code Section 409A. We intend that awards granted under the 2013 Incentive Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.
Code Section 162(m). Under Code Section 162(m), we are generally prohibited from deducting compensation paid to “covered employees” in excess of $1,000,000 per person in any year. “Covered employees” are defined as the principal executive officer and any one of the three highest paid executive officers (other than the principal executive officer or the principal financial officer) as of the close of the applicable taxable year. Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, one of the requirements that must be satisfied to qualify as performance-based compensation under Code Section 162(m) is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of our stockholders. Accordingly, stockholder approval of the 2013 Incentive Plan is necessary to ensure that we have the ability to exclude taxable compensation attributable to stock options, stock appreciation rights and performance-based awards under the 2013 Incentive Plan that are intended to qualify as “qualified performance-based compensation” under Code Section 162(m) from the limits on tax deductibility imposed by Section 162(m).
Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2013 Incentive Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of Common Stock or otherwise settle an award under the 2013 Incentive Plan until all tax withholding obligations are satisfied.

Plan Benefits
We have adopted a program that provides for the automatic grant of RSUs to non-employee directors of Vitesse under the Current Incentive Plan. If approved, we will continue this program for the 2013 Incentive Plan.
Initial Awards. Upon a non-employee director's initial election or appointment to our Board, the director is automatically granted an RSU for 14,000 shares of our Common Stock on the date of grant, which vests in three equal annual installments so long as the director is providing continuous service on our Board.
Annual Awards. Each year on the second Monday in January, each non-employee director who is then serving on our Board is automatically granted an RSU for 9,500 shares of our Common Stock, which RSU vests in full on the first anniversary of the date of grant; provided, however, that if a director initially becomes a non-employee director after the date of the previous year's annual grant, such director shall receive a pro-rated annual award based on the portion of the immediately preceding year during which he or she served as a non-employee director. The next scheduled annual award of RSUs to our non-employees directors (currently Messrs. Hanson, Hugar, Jarvis, LaRosa, Lyon and Rogas) will be made on Monday, January 14, 2013.
In addition, each non-employee director who is serving on the Strategic Advisory Committee on the second Monday in January also will be automatically granted an RSU for 4,000 shares of our Common Stock, which RSU vests in full on the first anniversary of the date of grant. The last scheduled annual award of RSUs to our non-employees directors serving on the Strategic Advisory Committee (currently Messrs. Hanson, Hugar, Jarvis, and Rogas) occurred on Monday, January 14, 2013.
With the exception of automatic awards to non-employee directors, all awards to employees, officers, directors and consultants under the 2010 Incentive Plan will be made at the discretion of the committee. Therefore, the benefits and amounts that will be received or allocated under the 2013 Incentive Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “Grants of Plan-Based Awards in Fiscal Year 2012” table. Grants made to our non-employee directors in the last fiscal year are described in the “Director Compensation” section. The closing price of our Common Stock, as reported on the NASDAQ Global Market on September 30, 2012, was $2.44 per share.
Equity Compensation Plan Information
The following table provides information as of September 30, 2012 concerning securities authorized for issuance under our equity compensation plans:

	A		B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants or Rights		Weighted Average Exercise Price of Outstanding Options (3)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column A)
Equity compensation plans approved by security holders (1)	4,024,617	(2)	$9.20	605,805	(4)
Equity compensation plans not approved by security holders (5)	80,998		60.10	—
Total	4,105,615		$10.38	605,805

(1)	Consists of the Current Incentive Plan and the 2001 Stock Incentive Plan. No additional awards are being made under the 2001 Stock Incentive Plan.

(2)	Includes 1,685,564 RSUs, which do not have an exercise price.

(3)	Consists of the weighted average exercise price for stock options only.

(4)
Consists of shares of our Common Stock reserved for issuance under the Current Incentive Plan.  Shares available for issuance under the Current Incentive Plan can be granted pursuant to stock options, stock appreciation rights, restricted stock or units, performance units, performance shares and any other stock based award selected by the Compensation Committee.

(5)
Consists of the Vitesse International Inc. 1999 International Stock Option Plan, which was adopted in 1999 to provide for the grant to international employees of incentive stock options and the assumption of options under plans of foreign subsidiaries. The Vitesse International Inc. 1999 International Stock Option Plan expired on October 31, 2009.  No additional options may be granted under the 1999 International Stock Option Plan.

Vote Required
The approval of the Amendment of the 2013 Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal. See “Information Concerning Solicitation and Voting-Quorum; Abstentions; Broker Non-Votes.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE VITESSE SEMICONDUCTOR CORPORATION 2013 INCENTIVE PLAN.

PROPOSAL THREE
ADVISORY VOTE ON EXECUTIVE COMPENSATION
 Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are required to include in this proxy statement and present at the Annual Meeting a non-binding stockholder vote to approve the compensation of our executives, as described in this proxy statement, pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in this proxy statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:
RESOLVED, that the stockholders approve the compensation of the Company's executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure in the Company's proxy statement for the Annual Meeting.
This vote will not be binding on our Board of Directors and may not be construed as overruling a decision by our Board or creating or implying any change to the fiduciary duties of our Board. The vote will not affect any compensation previously paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.
The purpose of our compensation programs is to attract and retain experienced, highly-qualified executives critical to our long-term success and enhancement of stockholder value.
Required Vote
Endorsement of the compensation of our executive officers will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal. See “Information Concerning Solicitation and Voting-Quorum, Abstentions, Broker Non-Votes, Required Votes.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ENDORSEMENT OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS.

PROPOSAL FOUR
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected BDO USA, LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending September 30, 2013, and recommends that stockholders vote for ratification of such appointment. BDO USA, LLP has audited our financial statements since the fiscal year ended September 30, 2008. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders as a matter of good corporate practice. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the fiscal year if the Audit Committee believes that such a change would be in the best interest of Vitesse and its stockholders. If the stockholders do not ratify the appointment of BDO USA, LLP, the Audit Committee may reconsider its selection.
Representatives of BDO USA, LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of BDO USA, LLP are also expected to be available to respond to appropriate questions.
Fees Paid to BDO USA, LLP and BDO USA, LLP International Firms
The following table sets forth fees for services paid to BDO USA, LLP, our independent registered public accounting firm and BDO USA, LLP International firms, for the fiscal years ended September 30, 2012 and 2011:

	2012	2011
Audit Fees (1)	$589,270	$542,016
Audit-Related Fees (2)	—	13,288
Tax Fees (3)	9,744	282,834
All Other Fees	—	—
Total	$599,014	$838,138

(1)
Audit fees include the audit of our annual financial statements and consent for SEC filings, the audit of management's assessment of our internal control over financial reporting and BDO USA, LLP's audit of our internal control over financial reporting, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and the preparation of an annual “management letter” on internal control matters.

(2)	Audit related fees consist of fees paid in fiscal year 2011 for a 401(k) plan audit.

(3)
Tax fees consist of fees paid in fiscal years 2012 and 2011 to a BDO USA LLP International firm for tax compliance services in Japan. Tax fees in fiscal year 2011 also consist of fees paid to BDO USA LLP for tax compliance and tax preparation plus tax services relating to our global restructuring project which was completed in May 2011.

Approval Procedures
The Audit Committee, at its sole discretion, pre-approved and reviewed audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged for such services. Requests for approval are considered at each regularly scheduled Audit Committee meeting or, if necessary, are approved by the unanimous consent of all members of the Audit Committee. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors' independence. The Audit Committee considered and pre-approved all services rendered during fiscal years 2012 and 2011.

Vote Required
The approval of the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013, will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal.  See “Information Concerning Solicitation and Voting—Quorum, Abstentions, Broker Non-Votes, Required Votes.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information regarding the beneficial ownership of our Common Stock with respect to:

•	Each person who is known to us to be the beneficial owner of more than five percent (5%) of our outstanding Common Stock;

•	Each of our directors and nominees;

•	Each of our named executive officers; and

•	All of our directors and executive officers as a group.
This information is as of January 11, 2013, except for information on greater than five percent (5%) stockholders.  Amounts reported under “Number of Shares of Common Stock Beneficially Owned” include the number of shares subject to stock options and RSUs that become exercisable or vest, and the number of shares that can be acquired upon conversion of Series B convertible preferred stock and debentures, within 60 days of January 11, 2013 (which shares are shown in the columns to the right).  Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each person listed is c/o Vitesse Semiconductor Corporation, 741 Calle Plano, Camarillo, California 93012.

	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Class	Number of Shares Subject to Options Exercisable Within 60 Days	Number of Shares Subject to RSUs That Vest Within 60 Days	Number of Shares Subject to Series B Preferred Stock and Debentures Convertible Within 60 Days (2)
Directors, Nominees and Named Executive Officers:
Mathew Frey	—	*	—	—	—
Christopher R. Gardner	403,564	1.1%	196,800	30,000	—
Steven P. Hanson	58,214	*	7,750	—	—
James H. Hugar	66,400	*	5,750	—	—
Scot B. Jarvis	28,571	*	—	—	—
G. William LaRosa	57,552	*	—	—	—
G. Grant Lyon	72,400	*	5,750	—	—
Martin S. McDermut	117,916	*	52,083	4,167	—
Dr. Martin C. Nuss	93,339	*	47,400	6,666	—
Edward Rogas, Jr.	65,650	*	6,000	—	—
Kenneth H. Traub	—	*	—	—	—
Directors and officers as a Group (11 persons)	963,606	2.6%	321,533	40,833	—
Greater Than 5% Stockholders:
CNH CA Master Account, L.P.(3)	2,476,333	6.3%	—	—	2,476,333
Whitebox Advisors, LLC (4)	2,690,690	6.9%	—	—	1,887,234
Kopp Investment Advisors, LLC (5)	2,567,418	7.0%	—	—	—
AQR Capital Management, LLC (6)	2,315,899	6.0%	—	—	2,018,999
Columbia Pacific Opportunity Fund, L.P. (7)	2,744,128	7.4%	—	—	—
Raging Capital Master Fund, Ltd. (8)	6,491,127	17.6%	—	—	—

* Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of Common Stock that presently, or within 60 days of the date of this information, may be acquired by a holder upon exercise of warrants or options or conversion of preferred stock or convertible debt, or that vest under restricted stock units, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at January 11, 2013.

(2)
Pursuant to the terms of Series B convertible preferred stock and convertible debentures held by certain of our stockholders, the maximum number of shares that may be acquired by any such stockholder upon conversion of the Series B convertible preferred stock or convertible debentures is limited to the extent necessary to ensure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such stockholder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the stockholder for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock then outstanding. The shares of Common Stock and percentage ownership listed in this table reflect these contractual limitations on a stockholder's ability to acquire shares of Common Stock upon conversion of its Series B convertible preferred stock or convertible debentures.

(3)
As of January 11, 2013, CNH CA Master Account, L.P. and its affiliates beneficially own an aggregate of 20,200 shares of Series B Preferred Stock that are convertible into an aggregate of 101,000 shares of Common Stock and debt securities that are convertible into 2,375,333 shares of Common Stock. The mailing address for CNH CA Master Account, L.P. is Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(4)
As of January 11, 2013, based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2012, Whitebox Advisors, LLC beneficially owns 803,456 shares of our Common Stock, and own debt securities that are convertible into an aggregate of 1,887,234 shares of our Common Stock that are owned by clients for which Whitebox Advisors, LLC serves as investment adviser. The mailing address for Whitebox Advisors, LLC is 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55416.

(5)
As of January 11, 2013, based on information set forth in a Schedule 13D/A filed with the SEC on December 21, 2012 by Kopp Investment Advisors, LLC (“KIA”), Kopp Holding Company, LLC (“KHCLLC”), and LeRoy C. Kopp. KIA is an investment advisor managing discretionary accounts owned by numerous third-party clients, KHCLLC is a holding company, and the parent company of KIA, engaged in the investment industry, and Mr. Kopp is serving as the sole governor, chairman and chief investment officer of KIA and KHCLLC. As reported in the Schedule 13F, KIA beneficially owns 2,567,418 shares. The mailing address for Kopp Investment Advisors, LLC is 8400 Normandale Lake Blvd., Suite 1450, Bloomington, MN 55437.

(6)
As of January 11, 2013, based on information set forth in a Schedule 13G/A filed with the SEC on February 8, 2012, AQR Capital Management, LLC, and AQR Absolute Return Master Account LP, collectively, beneficially own and report shared voting and dispositive power over 296,990 shares of our Common Stock, and own debt securities that are convertible into an aggregate of 2,018,909 shares of our Common Stock. The mailing address for AQR Capital Management, LLC and AQR Absolute Return Master Account L.P. is Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830.

(7)
As of January 11, 2013, based on information set forth in a Schedule 13G/A filed with the SEC on February 15, 2012, Columbia Pacific Opportunity Fund, L.P., Columbia Pacific Advisors, LLC (“CPA”), Alexander B. Washburn, Daniel R. Baty, Stanley L. Baty, and Brandon D. Baty, collectively, beneficially own and report sole voting and dispositive power over 2,744,128 shares of our Common Stock. The mailing address for Columbia Pacific Opportunity Fund, L.P. is 1910 Fairview Avenue East, Suite 500, Seattle, WA 98102.

(8)
As of January 11, 2013, based on information set forth in a Schedule 13D/A filed with the SEC on January 4, 2013, Raging Capital Master Fund, Ltd, Raging Capital Management, LLC, and William C. Martin, collectively, beneficially own and report shared voting and dispositive power over 6,491,127 shares of our Common Stock, and own debt securities that are convertible into an aggregate of 1,442,666 shares of our Common Stock. The mailing address for Raging Capital Fund is Ten Princeton Avenue, Rocky Hill, NJ 08553.

EXECUTIVE OFFICERS
Set forth below is information regarding our executive officers, other than Christopher R. Gardner, our President and Chief Executive Officer, for whom information is set forth above in Proposal One under “Nominees' Principal Occupation, Business Experience and Qualifications.”
Martin S. McDermut, age 61, was appointed our Chief Financial Officer on July 27, 2011. Prior to joining Vitesse, Mr. McDermut provided chief financial officer and interim management advisory services since 2007. From January 2009 to July 2011, Mr. McDermut served as Managing Director of Avant Advisory Group, a financial advisory and management consulting firm to entrepreneurial and middle market companies. From May to November 2010, Mr. McDermut was the Interim Chief Financial Officer of IRIS International, Inc., a publicly traded diagnostic medical equipment manufacturer. Prior to joining Avant Advisory Group, from October 2007 to December 2008, Mr. McDermut provided financial and management consulting services to various clients as principal of his own financial consulting firm. Prior to this role, his career included chief financial officer positions at publicly traded, entrepreneurial and early-stage companies. Mr. McDermut also worked for the certified public accounting and consulting firm Coopers & Lybrand L.L.P. (now known as PricewaterhouseCoopers LLP) where he was a partner and the practice leader of the firm's Los Angeles Entrepreneurial Advisory Services Group. Mr. McDermut is a Certified Public Accountant, Certified Merger & Acquisitions Advisor, Certified Insolvency and Restructuring Advisor, and Certified Fraud Specialist. He holds a BA degree in economics from the University of Southern California and an MBA degree in finance and accounting from the University of Chicago.
Dr. Martin C. Nuss, age 55, was appointed our Vice President of Technology and Strategy in November 2007. Prior to joining Vitesse, Dr. Nuss served as Vice President and Chief Technology Officer of the Optical Ethernet Group of Ciena Corporation, a network infrastructure solutions and intelligent software provider. Dr. Nuss founded Internet Photonics in 2000, and served as its Chief Technology Officer until the company was acquired by Ciena in 2004. Dr. Nuss also served 15 years at Bell Labs in various technical and management roles including Director of the Optical Data Networks Research Department. He is a Fellow of the Optical Society of America and a member of IEEE. Dr. Nuss holds a doctorate in applied physics from the Technical University in Munich, Germany.

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Objectives
Vitesse's compensation philosophy is to pay our executive officers a reasonable and competitive base salary, to reward their achievements during the previous fiscal year, and to incentivize their performance in future years. Our overall compensation goal is to establish and administer an executive compensation program that effectively attracts and retains highly-skilled executive officers, enhances stockholder value, motivates technological innovation, and rewards executive officers who contribute to the Company's long-term success.
We attempt to achieve these objectives by offering a compensation program comprised of base salary, annual cash incentive awards and equity-based compensation. We use all three components of compensation in an effort to create a balanced compensation package that provides adequate incentives for outstanding performance without creating undue incentives for excessive risk taking by our executives.
Our executive compensation strategy is to provide compensation opportunities at the 50th to 75th percentiles of market, depending on the compensation component and assuming acceptable levels of performance achievement. Specifically, we:

•	Target base salary levels at the market 50th percentile in aggregate;

•
Provide target bonus opportunities to earn between the market 50th and 60th percentiles of total cash compensation (base salary plus annual cash bonus) for achieving key business objectives and results; and

•	Grant long-term incentives annually such that total direct compensation (total cash plus long-term incentive) is positioned at the market 50th percentile if performance objectives are achieved.
As part of our compensation strategy, we monitor our compensation mix relative to market. We generally design our compensation program with the intent of providing a compensation mix (i.e., distribution between elements) similar to the market.
Over the past several years, the compensation for our executive officers has been between the 25th and 50th percentiles of market, well below our objective of providing opportunities at the 50th to 75th percentiles of market. While we have focused on decreasing expenses to improve profitability, we have held base salaries constant at levels that now are generally near the 25th percentile of market, and have targeted bonus opportunities for many executive officers to more closely approximate between the 25th and 50th percentiles of market with the exception of the CEO whose target bonus opportunity is at the 75th percentile. While our overall compensation philosophy has not changed, the actual compensation opportunities for our executive officers has not kept pace with our market objectives. For fiscal year 2013, we expect this trend will continue with respect to target base salaries, which for the majority of our executive officers will remain around the 25th percentile of market, but that target bonus opportunities and total direct compensation will increase as we more heavily weight executive compensation on the achievement of performance objectives.
2012 “Say on Pay” Proposal Voting Results
We are required to hold an advisory vote on compensation practices for executive officers (commonly referred to as a “say on pay” proposal). Our stockholders voted on a “say on pay” proposal at our 2012 Annual Meeting of Stockholders, and we have included a “say on pay” proposal in this proxy statement (Proposal Three) for action at this year's Annual Meeting. Our Compensation Committee will consider the results of voting on our “say on pay” proposal as part of its evaluation of whether to make changes to our compensation programs to the extent necessary to align the programs with our compensation objectives and to address market-wide or company-specific concerns about our executive compensation program. Our stockholders overwhelmingly supported our executive compensation practices at the 2012 Annual Meeting of Stockholders, with 88.2% of the shares voting on the proposal voting in favor of the compensation of our executive officers.
Determining Executive Compensation
The Compensation Committee of our Board of Directors is primarily responsible for determining the annual salaries and other compensation of executive officers. The Compensation Committee has adopted a general approach of compensating executives with cash salaries commensurate with the experience and expertise of the executive and competitive with median salaries paid to executives at comparable companies. To reward executives for their contributions to the achievement of Company-wide performance goals, incentive target bonus awards are established at a level designed to ensure that when such payouts are added to the executive's base salary, the target total compensation for meeting performance expectations will be near the median at comparable companies (with above-median compensation opportunities for exceeding performance goals).

In addition, to align our executives' compensation with our business strategies, values and management initiatives, both short- and long-term, executive officers are provided with long-term performance incentives.
We also consider the compensation levels of executive officers at other publicly traded companies. We have collected information regarding compensation levels at other companies over the last several years from a variety of sources, including proxy statements, compensation reports and surveys published or prepared by compensation consulting firms. Using this information, we generally establish compensation levels (including salary, cash bonus and equity-based compensation) comparable to the median compensation levels of our counterparts at comparable companies.
The Chief Executive Officer makes compensation recommendations for named executive officers (other than the Chief Executive Officer) and other senior executives. He actively participates in the annual executive compensation assessment (other than for the Chief Executive Officer position). In developing his recommendations, the Chief Executive Officer takes into account a number of factors, including individual performance and contribution level, current compensation relative to market, past awards, compensation level relative to internal peer positions, and internal compensation expense budgets. The Chief Executive Officer does not attend executive sessions of our Board or meetings where his own compensation is being determined.
The independent directors of our Board conduct a formal performance review of the named executive officers, including the Chief Executive Officer, which includes an assessment of financial and non-financial accomplishments. At the beginning of each fiscal year, the Chief Executive Officer develops management performance objectives for the named executive officers (other than the Chief Executive Officer) and assigns weights to each objective which vary differently from year-to-year depending on our priorities. These objectives are then submitted to the independent directors of our Board for review. At the conclusion of each fiscal year, the Chief Executive Office and the independent directors then evaluate the named executive officers' (other than the Chief Executive Officer) actual performance against the pre-established objectives to determine compensation awards for the named executive officers.
Should a restatement of earnings occur upon which incentive compensation awards were based, the Compensation Committee has the discretion to take necessary actions to protect the interests of stockholders, including actions to recover such awards. Additionally, each of Messrs. Gardner's and McDermut's employment agreement requires such executive to return to us any bonus payments if we are required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement due to material noncompliance with any financial reporting requirement under the federal securities laws, if our Board determines that misconduct by the executive occurred and caused such restatement. The executive would be required to disgorge any bonus or other incentive-based or equity-based compensation he received from us during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such error, and any net profits realized by the executive from the sale of our stock during that 12-month period.
The Compensation Committee has the authority to engage the services of one or more independent compensation consultants to provide advice on executive compensation matters. The Compensation Committee has the discretion to hire and fire the compensation consultant, as described in the Compensation Committee's charter. The Compensation Committee determines the scope of the consultant's engagement and compensation for the consultant's services. The compensation consultant may not provide any services to Vitesse other than advice on compensation matters, and works with management only at the request and subject to the oversight of the Compensation Committee. Management reviews consultant invoices, and approves and remits payment in accordance with the terms of the engagement.
During fiscal year 2012, the Compensation Committee engaged independent compensation consultant Radford, an Aon Hewitt Company, to conduct a detailed assessment of our compensation programs for executive officers, including our Chief Executive Officer. Radford compared the compensation of our executive officers to a peer group of publicly traded companies. The peer group selection criteria used by Radford consisted of firms that have similar products and/or services to ours with revenues between approximately one-half to two times Vitesse's revenues at the time they were selected and market capitalizations of less than $300 million. Of the nineteen peer group companies ultimately selected, all of the companies met at least one of the revenue and market capitalization selection criteria, and fourteen companies met both criteria. For those companies that did not meet both criteria, we nevertheless concluded that each company was a reasonable comparable in terms of business model and because we compete with it for talent in some of our business markets.
Based on these objective criteria and other subjective considerations, which were intended to recognize pay practices related to both Vitesse's industry and size, the Compensation Committee selected the following nineteen peer group companies taking into account input from management and the recommendation from Radford:

Applied Micro Circuits Corporation	Mindspeed Technologies, Inc.
Cascade Microtech, Inc.	MIPS Technologies, Inc.
EMCORE Corporation	Oplink Communications, Inc.
Exar Corporation	Pericom Semiconductor Corporation
FormFactor, Inc.	PLX Technology, Inc.
GSI Technology, Inc.	Sigma Designs, Inc.
Ikanos Communications, Inc.	Supertex, Inc.
Integrated Silicon Solution, Inc.	Symmetricom, Inc.
LTX-Credence Corporation	TranSwitch Corporation
Mattson Technology, Inc.
While the firms included in our peer group may not be in direct competition with Vitesse, we believe that our peer group is representative of our market for executive talent. Compensation benchmarking for our executive officers included information published in the peer group's most recent proxy statements and the 2012 Radford Global Technology Survey data.
The peer group selected by the Compensation Committee is different from the peer group selected by the Compensation Committee in fiscal year 2010, when the committee last selected a peer group of companies for compensation benchmarking. The differences were to remove seven companies due to acquisition and current revenues and market capitalizations falling outside of our objective criteria. Ten companies were added to the group based on meeting the objective industry and size criteria and for other subjective considerations.
Compensation Elements
Our compensation package for executive officers consists of base salary, annual cash incentive (bonus) awards and long-term equity-based compensation. The executive officers are also eligible to participate in all of our employee benefit plans.
Base Salaries. We provide competitive base salaries to pay for day-to-day service in position that reflect an individual's duties and responsibilities, experience, expertise, and individual performance. The salaries are generally set to approximate the 50th percentile market levels for the positions at each level, although there may be variations by individual to recognize the importance of the position or the experience of the individual.
Individual salary levels are determined based on assessments of:

•	Internal job responsibilities;

•	Experience in role; and

•	Market levels for comparable positions.
Salary increases are determined based on an assessment of individual performance in the role and relative to individual objectives established for the year.
We did not increase base salaries for our named executive officers during fiscal years 2011 or 2012. In November 2012, the Compensation Committee evaluated the base salaries of our named executive officers and compared them against our targeted philosophy of base salaries at the market 50th percentile. The Compensation Committee determined that Mr. Gardner's base salary was below the market 25th percentile, Mr. McDermut's base salary was at the market 50th percentile, and Dr. Nuss's base salary was near the market 25th percentile. With respect to Mr. Gardner, the Compensation Committee decided to consider any increase in base salary as part of the negotiation of a new employment agreement with Mr. Gardner, whose existing employment agreement expires in February 2013. With respect to all other named executive officers, the Compensation Committee decided not to increase base salaries in favor of providing these officers with a greater cash bonus opportunity for fiscal year 2013. Annual base salaries for fiscal years 2010, 2011 and 2012 for the named executive officers are as follows:

	Fiscal Year 2010	Fiscal Year 2011	Fiscal Year 2012
Executive	Annual Base Salary	Annual Base Salary	Annual Base Salary
Christopher R. Gardner	$366,667	$375,000	$375,000
Martin S. McDermut (1)	—	285,000	285,000
Martin C. Nuss	226,250	235,000	235,000
Steve Perna (2)	235,000	235,000	235,000

(1)	Mr. McDermut’s employment with Vitesse commenced in July 2011.

(2)	Mr. Perna’s employment with Vitesse terminated in May 2012.
Annual Cash Bonus. We provide eligible employees, including the Chief Executive Officer and other named executive officers, the opportunity to earn annual cash awards upon achieving pre-determined performance goals and objectives and, for our named executive officers other than the Chief Executive Officer, Vitesse achieving a minimum level of financial performance for the fiscal year, typically determined by reference to the Company's Adjusted EBITDA for the year. The purpose is to reward attainment of Company financial goals and individual performance objectives, with threshold, target and maximum award opportunities expressed as a percentage of base salary. Target bonuses generally vary by executive level and are set at levels that, when combined with base salaries, will deliver market 50th percentile levels of total cash compensation if financial and performance objectives are met and above the 50th percentile levels if targets are exceeded.
The following are our fiscal year 2012 threshold, target and maximum annual cash bonus opportunities as a percentage of base salary for our named executive officers assuming 100% of their individual performance objectives are achieved:

Executive	Threshold	Target	Maximum
Christopher R. Gardner	50%	100%	150%
Martin S. McDermut	30%	40%	60%
Martin C. Nuss	20%	30%	50%
Steve Perna	20%	30%	50%
We select different financial performance metrics and individual performance objectives to reward performance and to motivate desired behaviors. Performance weightings vary by executive. For fiscal year 2012, weightings for the Chief Executive Officer were 80% on achieving specific Company-wide financial metrics and 20% on execution of strategic goals for Vitesse. For the Chief Financial Officer, the fiscal year 2012 performance objectives were 60% on achieving company-wide financial metrics and 40% on goals specific to the finance department and Vitesse's financial liquidity and capital resources. For other named executive officers, the performance objectives are generally weighted 40% to 80% on goals related to new products and revenue growth and 20% to 60% on goals specific to the executive's department or principal responsibilities.
The rationale for the mix of financial and strategic objectives is to recognize that Vitesse must improve its short-term financial performance while at the same time invests in new products and organizational improvements that will lead to long-term revenue growth and financial stability. Vitesse considers both revenue and gross margins in the portion of the bonus plan that is focused on financial performance because Vitesse believes top line growth and profitable operations are both equally necessary to support and increase the stock price for investors. Additionally, Vitesse includes cash in the bonus plan for our Chief Executive Officer and Chief Financial Officer in recognition of the need to build cash balances to pay down our substantial indebtedness that matures in 2014. At the conclusion of each fiscal year, the Compensation Committee evaluates the named executive officers' actual performance against the pre-established objectives to determine compensation awards for the named executive officers. If minimum thresholds are not achieved, no cash incentive is paid under the plan.
The bonus payments, if any, for a fiscal year are paid by the end of the first quarter of the following fiscal year, or as soon as practicable after determination and certification of the actual financial performance levels for the year and grant of approval by the Compensation Committee in a duly held meeting, but, in no event, later than March 15 of the following fiscal year.
Chief Executive Officer. The bonus payment to our Chief Executive Officer is determined at the discretion of the Compensation Committee after assessing Vitesse's financial performance and reviewing Mr. Gardner's achievement of individual performance objectives. Mr. Gardner's fiscal year 2012 financial goals and individual performance objectives, as well as the portion of Mr. Gardner's potential bonus payment related to each performance metric, were determined in December

2011 and are summarized in the following table. Mr. Gardner is able to achieve between zero percent and 150% of each financial goal and individual performance metric, with achievement below a minimum threshold of 50% assigned a zero percent. Based on the Compensation Committee's evaluation of Mr. Gardner's performance relative to his financial and individual performance metrics, the Compensation Committee determined that Mr. Gardner achieved an overall bonus payment percentage of 80% of his potential bonus payment for fiscal year 2012, as follows:

Performance Metric	Weighting of Each Metric as a Percentage of Total Potential Bonus Payment	Percentage Achievement of Performance Metric (Between 0% and 150%)	Bonus Payment as a Percentage of Potential Bonus Payment
Financial Performance Metrics:
Revenue from Operations	20%	0%	0%
Gross Margin	20%	150%	30%
Operating expenses	20%	150%	30%
Cash	10%	100%	10%
EBITDA	10%	0%	0%
Execution of Board Approved Goals	20%	50%	10%
Total:	100%		80%
The substantial majority of Mr. Gardner's individual performance objectives were defined in advance by reference to quantified goals and specific achievement dates, and thus, the Compensation Committee was able to evaluate Mr. Gardner's actual performance against objectives without substantial subjective analysis. Mr. Gardner did not achieve his financial performance objective for revenue from operations and EBITDA, as these metrics were below minimum thresholds. Mr. Gardner did exceed the maximum achievement criteria for gross margin and operating expenses, earning him 150% of these objectives' bonus weightings, and the target achievement for the Company's cash position, earning him 100% of this objective's bonus weighting. With respect to Board approved goals, they were strategic projects that supported our fiscal year 2012 annual plan.
While Mr. Gardner achieved an overall bonus goals percentage of 80%, Vitesse did not achieve the minimum level of Adjusted EBITDA for fiscal year 2012 that was a condition to the payout of any bonus to our Chief Executive Officer. Accordingly, Mr. Gardner did not receive a cash bonus for fiscal year 2012. The named executive officers, including Mr. Gardner, did receive a discretionary bonus for fiscal year 2012, as discussed in greater detail below.
Other Named Executive Officers. Named executive officers other than Mr. Gardner participate in our Executive Bonus Plan, under which their bonus payments are based partially on Vitesse's Adjusted EBITDA and partially on achievement of personal goals, according to the following formula:

Total Bonus	=	Base Salary	X	% of Total Bonus with 100% of Goals Achieved for the respective Adjusted EBITDA	X	% of Personal Goals Achieved
Adjusted EBITDA is calculated as net income before interest, expenses for taxes, depreciation, amortization, deferred stock compensation, gain or loss on the embedded derivative , and non-recurring professional fees, with the possibility of adjustment for certain unusual or non-recurring events. The table below shows the fiscal year 2012 Adjusted EBITDA goals (expressed as a percentage of our target Adjusted EBITDA for the fiscal year) and minimum, target and maximum bonus payments for each level of Adjusted EBITDA assuming achievement of all personal performance goals (expressed as a percentage of annual base salary).

	Adjusted EBITDA	Total Bonus with 100% of Goals Achieved for CFO	Total Bonus with 100% of Goals Achieved for Other Named Executive Officers (other than the CEO and CFO)
Below Minimum	Less than 62.5% of Target	0%	0%
Minimum	62.5% of Target	30%	20.0%
Target	100% of Target	40%	30.0%
	More than 112.5% of Target	50%	40.0%
Maximum	More than 125% of Target	60%	50.0%
For fiscal year 2012, Vitesse achieved an Adjusted EBITDA that was below the minimum level of Adjusted EBITDA for the payment of bonuses under the plan. As a result, none of the named executive officers participating in the Executive Bonus Plan received a cash bonus for fiscal year 2012 under the Executive Bonus Plan, irrespective of the percentage of personal goals achieved by the named executive officer. Mr. Perna was not employed by us at fiscal year-end, and thus not eligible for an annual bonus for 2012. The named executive officers did receive a discretionary bonus for fiscal year 2012, as discussed in greater detail below.
The individual performance goals for each of the named executive officers other than our Chief Executive Officer for the fiscal year 2012 Executive Bonus Plan were initially established by Mr. Gardner at the beginning of fiscal year 2012. Following fiscal year-end 2012, Mr. Gardner made both qualitative and subjective determination regarding the extent to which Messrs. McDermut and Nuss met their individual performance goals. Mr. Gardner did not evaluate Mr. Perna's performance, as he was not employed at fiscal year-end.
The financial goals and individual performance objectives for each of Messrs. McDermut, Nuss and Perna, as well as the portion of each named executive officer's potential bonus payment related to each performance metric are summarized in the following tables. Additionally, for Messrs. McDermut and Nuss, the CEO's determination to what extent each metric was achieved is also presented. Each named executive officer is able to achieve between zero percent and 100% of each individual performance metric, with achievement below a minimum threshold of 50% assigned a zero percent.
Martin S. McDermut

Performance Metric	Weighting of Each Metric as a Percentage of Total Potential Bonus Payment	Percentage Achievement of Performance Metric (Between 0% and 100%)	Bonus Payment as a Percentage of Potential Bonus Payment
Financial Performance Metrics:
Cash	20%	100%	20%
Gross Margin	20%	100%	20%
Operating expenses	20%	100%	20%
Provide Accurate Budgets	10%	100%	10%
Improve Financial Report	10%	100%	10%
Refinance Debt	20%	0%	0%
Total:	100%		80%
The majority of Mr. McDermut's individual performance objectives (80%) were defined in advance by reference to quantified goals and specific achievement dates, and thus, Mr. Gardner and the Compensation Committee were able to evaluate Mr. McDermut's actual performance against objectives without substantial subjective analysis. Mr. McDermut achieved his maximum achievement percentage for all three of his financial performance metrics (cash, gross margin and operating expenses), earning him 100% of these objectives' bonus weightings. Mr. McDermut also achieved his maximum achievement percentage for improving the organization's internal financial reporting, which was more comprehensive and timely during fiscal year 2012 than in prior years, and for improving the accuracy of the Company's internal budgets. We did not resolve the first phase of debt resolution in 2012, and thus Mr. McDermut did not achieve this performance objective. For fiscal year 2012, Vitesse achieved an Adjusted EBITDA that was below the minimum level of Adjusted EBITDA for the payment of bonuses under the plan. As a result, Mr. McDermut did not receive a cash bonus for fiscal year 2012 under the Executive Bonus Plan.

Martin C. Nuss

Performance Metric	Weighting of Each Metric as a Percentage of Total Potential Bonus Payment	Percentage Achievement of Performance Metric (Between 0% and 100%)	Bonus Payment as a Percentage of Potential Bonus Payment
Customer Penetration	20%	75%	15%
IP Edge Design Wins	20%	50%	10%
Establish Leadership in Network Timing	20%	75%	15%
Exploit Changes in Network Architecture	20%	100%	20%
Strengthening the Organization	20%	75%	15%
Total:	100%		75%
The substantial majority of Dr. Nuss' individual performance objectives were defined in advance by reference to quantified goals and specific achievement dates, and thus, Mr. Gardner and the Compensation Committee were able to evaluate Dr. Nuss' actual performance against objectives using both qualitative and subjective analysis. Dr. Nuss achieved his target achievement for customer penetration, where his efforts were focused on increasing business with our top customers and prospects specifically within the IP Edge market. He also realized his target achievement for establishing Vitesse's leadership in network timing, with the success of VeriTime™, and in strengthening the organization by aligning efforts within multiple departments to determine next-generation roadmaps and technologies. Dr. Nuss achieved the maximum achievement criteria for exploiting disruptions in network architecture to identify new product opportunities. Dr. Nuss achieved the minimum criteria for IP Edge design wins, which was measured by the total number of design wins that he served an instrumental role in securing during fiscal year 2012. For fiscal year 2012, Vitesse achieved an Adjusted EBITDA that was below the minimum level of Adjusted EBITDA for the payment of bonuses under the plan. As a result, Mr. Nuss did not receive a cash bonus for fiscal year 2012 under the Executive Bonus Plan.

Steve Perna

Performance Metric	Weighting of Each Metric as a Percentage of Total Potential Bonus Payment
Revenue in Asia	15%
Revenue from New Products	15%
Revenue from IP Licensing	10%
Execution of Mobile Access Strategy	15%
Increasing Market Share for Select Products	15%
Strengthening the Marketing Department	15%
Improving Marketing Processes	15%
Total:	100%
Mr. Perna's employment with Vitesse terminated in May 2012, and consequently he was not eligible for a fiscal year 2012 annual bonus.
Fiscal Year 2012 Discretionary Bonus
The Compensation Committee awarded each of our named executive officers a discretionary bonus for fiscal year 2012, in recognition of the executives' service to Vitesse during a very difficult year for communications semiconductor companies. We have conditioned the payment of annual cash bonuses to our named executive officers on Vitesse's achievement of a minimum level of Adjusted EBITDA for the applicable fiscal year, in recognition of the importance of Vitesse delivering a minimum level of financial performance for our stockholders before rewarding management with cash bonuses, irrespective of the manager's individual performance for the year. The minimum level of financial performance, which for fiscal year 2012 was measured based on Adjusted EBITDA, is fixed at the beginning of the fiscal year based on our Board-approved annual operating plan. The annual operating plan includes assumptions made by management and our Board about Vitesse's company-specific operations, as well as assumptions about Vitesse's customers and the semiconductor industry as a whole. For fiscal year 2012, the annual operating plan assumed improvements in the semiconductor industry and growth in spending on products that include the Company's component products, which did not materialize. Rather, the industry experienced further declines over what was already poor market the prior year. Consequently, the Compensation Committee concluded that the Company's failure to achieve the minimum level of Adjusted EBITDA for fiscal year 2012 was substantially outside of management's control, and the Committee determined to award the named executive officers discretionary bonuses based on an evaluation of the Company's performance in fiscal year 2012 as compared to the performance of similarly situated semiconductor companies.
In deciding to award discretionary bonuses, the Compensation Committee also considered that the Company had not awarded cash bonuses to the named executive officers since fiscal year 2010, and that Mr. Gardner had declined to accept a cash bonus of $187,500 that he had earned for fiscal year 2011. The absence of cash bonuses, when coupled with base salaries for named executive officers being below the market 25th percentile (and well below the target market 50th percentile), resulted in actual total cash compensation paid to our named executive officers being below our compensation philosophy target of delivering total cash compensation (base salary plus annual cash bonus) of between the market 50th and 60th percentiles for achieving key business objectives and results. The Committee also considered the effect of the discretionary bonuses on retention and motivation of the named executive officers.
The 2012 discretionary bonuses awarded to our named executive officers who were serving as executive officers at the end of fiscal year 2012 are as follows:

Executive	Discretionary Bonus
Christopher R. Gardner (1)	$75,000
Martin S. McDermut (2)	$28,500
Martin C. Nuss (3)	$26,438

(1)	Mr. Gardner's bonus was determined by multiplying a maximum bonus opportunity of 25% of his base salary by his individual overall bonus payment percentage of 80%.

(2)	Mr. McDermut's bonus was fixed at 10% of his base salary.

(3)	Dr. Nuss' bonus was determined by multiplying a maximum bonus opportunity of 15% of his base salary by his 2012 individual overall bonus payment percentage of 75%.
Long-term (Equity) Incentives. Annual awards of equity compensation vary by executive level and are generally set to approximate the market 50th percentile levels, with a desire of achieving target total direct compensation between the median and 75th percentile. Officer awards are granted based on their performance in the previous year, the importance of their role in the current year, and a subjective assessment of the difficulty in achieving Vitesse's corporate goals.
We deliver the long-term incentive value through a mix of stock options and restricted stock units to our employees. The percentage mix and number of stock options and restricted stock units varies by year and by level. For the named executive officers, the long-term incentive compensation awards in fiscal year 2012 were paid 25% in stock options and 75% in RSUs, calculated as a percentage of shares underlying such awards.
From 2006 until March 2011, we were limited in our ability to grant equity compensation awards to our named executive officers. With respect to equity awards granted after fiscal year 2007, such awards could not vest until Vitesse's Common Stock was once again listed on the NASDAQ Global Market, which occurred on March 2, 2011. As a consequence of the limitations on our ability to effectively use long-term equity incentives as a component of executive compensation, we believe that our Chief Executive Officer and certain of our other named executive officers hold fewer long-term equity awards than similarly situated executives within our peer group creating a potential disadvantage in terms of employee retention.
Commencing in fiscal year 2010, the Compensation Committee resolved to grant larger equity awards to our named executive officers over a three year period that approximate the market 75th percentile level in an effort to close the gap in equity ownership by our named executive officers relative to their peers. The grants were weighted in such a way to achieve short-term retention by granting RSUs and with a focus towards long-term incentive and retention by granting stock options. The number of grants of each type of award made to executive officers was determined at the discretion of the Compensation Committee after taking into consideration market data and each officer's total percent of stock ownership. The final awards under this three year plan occurred in fiscal year 2012, and the Compensation Committee now expects that future long-term equity incentives will more closely approximate the market 50th percentile level.

The named executive officers’ long-term incentive awards for fiscal year 2012 are reported below.

	2012 Awards
Officer	RSUs (#)	Options (#)
Christopher R. Gardner	165,000	55,000
Martin S. McDermut	75,000	25,000
Martin C. Nuss	45,000	15,000
Steve Perna	37,500	12,500
Other Compensation. The named executive officers enjoy the same benefits as all other employees of Vitesse, including medical, dental, vision, accidental death and dismemberment, group term life insurance in the amount of two times annual compensation (up to $280,000), business travel insurance, a 401(k) plan, and long-term disability pay of up to 60% of salary (with a salary cap of $10,000 per month) with an option to buy up to 67% of salary (with a salary cap of $15,000 per month). Paid leave benefits include vacation, sick leave, holidays and a sabbatical after 10 years of employment. Vitesse offers education assistance and a health/fitness benefit of $100 per year for health club membership or health/fitness classes.
Chief Executive Officer Compensation
The total compensation paid to Mr. Gardner was 19.5% lower in fiscal year 2012 compared to fiscal year 2011, as shown in the table below.

	CEO Compensation
	2011	2012
Base Salary (1)	$377,644	$375,000
Annual Bonus	—	75,000
Long-term Incentives (2)	875,688	558,800
All Other Compensation	—	—
Total	$1,253,332	$1,008,800
Percent Change		(19.5)%

(1)	The difference in the salary amount in fiscal year 2011 compared to fiscal year 2012 reflects the change in December 2010 from a bi-weekly payroll period to a semi-monthly payroll period.

(2)	Long-term incentives include value of stock and option awards.
Report of Compensation Committee
The Compensation Committee of our Board of Directors is primarily responsible for determining the annual salaries and other compensation of executive officers and administering our stock incentive and stock purchase plans. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and based on such review and discussion has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in Vitesse's 2012 Annual Report on Form 10-K and in this proxy statement.

Compensation Committee
G. Grant Lyon
Edward Rogas, Jr.
G. William LaRosa

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth information concerning all compensation paid to our named executive officers for services to us in all capacities during the fiscal years ended September 30, 2012, 2011 and 2010. For fiscal year 2012, our named executive officers were: Christopher R. Gardner, Chief Executive Officer; Martin S. McDermut, Chief Financial Officer; Dr. Martin C. Nuss, Vice President, Technology and Strategy; and Steve Perna, Vice President, Product Marketing. Mr. Perna resigned from the Company in May 2012.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation		Total
Christopher R. Gardner	2012	$375,000	$75,000	$419,100	$139,700	$—	$—		$1,008,800
Chief Executive Officer	2011	377,644		642,664	233,024	—	—		1,253,332
	2010	367,404		468,000	347,760	206,250	—		1,389,414
Martin S. McDermut (5)	2012	285,000	28,500	190,500	63,500	—	—		567,500
Chief Financial Officer	2011	53,529		166,500	117,815	—	—		337,844
	2010	—		—	—	—	—		—
Dr. Martin C. Nuss	2012	235,000	26,438	114,300	38,100	—	—		413,838
Vice President, Technology and Strategy	2011	249,311		175,272	63,552	—	—		488,135
	2010	225,769		104,000	77,240	28,200	—		435,209
Steve Perna (6)	2012	149,587		95,250	31,750		7,231	(7)	283,818
Vice President, Product Marketing	2011	240,273		58,424	21,184	—	75,000	(8)	394,881
	2010	36,154		95,750	70,203	—	75,000	(8)	277,107

(1)	Salary amounts reflect the actual base salary payments, as of the end of the respective fiscal year, to the named executive officers.

(2)	These amounts reflect discretionary cash bonuses awarded to the named executive officers.

(3)
These amounts represent the grant date fair value of the stock and stock option awards determined in accordance with ASC Topic 718.  These amounts may not correspond to the actual value eventually realized by the officer, which depends in part on the market value of our Common Stock in future periods.  Assumptions used in calculating these amounts are set forth in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended September 30, 2012.

(4)	Non-equity incentive plan compensation represents incentive bonuses earned pursuant to awards granted under a cash bonus plan.

(5)	Mr. McDermut's employment with Vitesse commenced on July 27, 2011.

(6)	Mr. Perna's employment with Vitesse commenced on August 2, 2010 and terminated on May 18, 2012.

(7)	Consists of severance pay.

(8)	Consists of a relocation allowance of $150,000, paid out in two installments in fiscal year 2011 and 2010.

Grants of Plan-Based Awards in Fiscal Year 2012

The following table sets forth information relating to plan-based awards granted to our named executive officers in fiscal year 2012:

Name	Estimate Future Payouts Under Non-Equity Incentive Plan Awards (1)			Grant Date	All Other Stock Awards: Number of Stock Units	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Options (Per Share) (2)	Grant Date Fair Value of Stock and Option Awards (3)
	Threshold	Target	Maximum
Christopher R. Gardner	$—	$375,000	$562,500
				12/9/2011	165,000			$419,100
				12/9/2011		55,000	$2.54	139,700
Martin S. McDermut	—	114,000	171,000
				12/9/2011	75,000			190,500
				12/9/2011		25,000	2.54	63,500
Dr. Martin C. Nuss	—	70,500	117,500
				12/9/2011	45,000			114,300
				12/9/2011		15,000	2.54	38,100
Steve Perna	—	70,500	117,500
				12/9/2011	37,500			95,250
				12/9/2011		12,500	2.54	31,750

(1)	Represents possible payouts for fiscal year 2012 for the named executive officers under their respective bonus plans. Amounts actually earned are displayed in the Summary Compensation Table.

(2)	The exercise price of all stock options is equal to the closing price of our Common Stock on the grant date.

(3)
The grant date fair value of the stock and stock option awards is determined in accordance with ASC Topic 718, but disregarding the estimate of forfeitures related to service-based vesting conditions. Assumptions used in calculating these amounts are set forth in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended September 30, 2012.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Salary amounts reported in the Summary Compensation Table reflect the actual base salary payments made to the named executive officer in the respective fiscal year. Non-equity incentive plan compensation amounts reported in the summary compensation table reflect non-incentive plan based cash payments. Non-equity incentive plan compensation represents incentive bonuses earned for services rendered during the respective fiscal year. The non-equity incentive plan compensation payments for fiscal year 2012 are paid in a lump sum by the end of the first quarter of the fiscal year following the year in which the bonus is earned, or as soon as practicable after determination and certification of the actual financial performance levels for the year and approval by the Compensation Committee but, in no event, later than March 15, 2013.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table provides information regarding the holdings of equity awards by our named executive officers at September 30, 2012:

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price per Share	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (A)
Christopher R. Gardner								264,300	(16)	$644,892
	10/17/2002	11,250	(1)			16.52	10/17/2012
	10/20/2004	5,000	(2)			139.40	10/20/2013
	10/27/2004	3,750	(3)			51.60	10/27/2014
	10/27/2004	3,750	(4)			51.60	10/27/2014
	10/27/2004	5,625	(5)			51.60	10/27/2014
	10/27/2004	1,875	(6)			51.60	10/27/2014
	12/2/2005	5,500	(7)			48.00	12/2/2015
	6/21/2006	20,000	(8)			30.60	6/21/2016
	10/13/2008	20,000	(9)			7.40	10/13/2018
	2/12/2010	45,000	(10)	45,000	(10)	5.20	2/12/2020
	12/9/2010	18,150	(11)	54,450	(11)	4.36	12/9/2020
	12/9/2011	13,750	(12)	41,250	(12)	2.54	12/9/2021
Martin McDermut
	8/10/2011	27,083	(13)	22,917	(13)	3.33	8/10/2021	79,167	(17)	193,167
	12/9/2011	6,250	(12)	18,750	(12)	2.54	12/9/2021
Dr. Martin C. Nuss
	11/16/2007	10,000	(14)			19.80	11/16/2017	70,566	(18)	172,181
	10/13/2008	5,000	(9)			7.40	10/13/2018
	2/25/2010	10,000	(15)	10,000	(15)	5.20	2/25/2020
	12/9/2010	4,950	(11)	14,850	(11)	4.36	12/9/2020
	12/9/2011	3,750	(12)	11,250	(12)	2.54	12/9/2021

(A)	The market value of the stock awards is based on the closing price per share of Vitesse’s stock on September 30, 2012, which was $2.44 per share.

(1)	Annual Grant: Vested 20% on 10/17/02, 20% on 4/17/03, 20% on 10/17/03, 20% on 4/17/04, and 20% on 10/17/04

(2)	Annual Grant: Vested 25% on 10/20/04, 25% on 10/20/05, 25% on 10/20/06, and 25% on 10/20/07

(3)	Annual Grant: Vested 50% on 10/27/07 and 50% on 10/27/08

(4)	Annual Grant: Vested 50% on 10/27/05 and 50% on 10/27/06

(5)	Annual Grant: Vested 33% on 10/27/06, 33% on 10/27/07, and 33% on 10/27/08

(6)	Annual Grant: Vested 100% on 10/27/09

(7)	Annual Grant: Vested 25% on 12/2/06, 25% on 12/2/07, 25% on 12/2/08, and 25% on 12/2/09

(8)	Retention Grant: Vested 25% on 6/21/07, 25% on 6/21/08, and 25% on 6/21/09 and vests 25% on 6/21/10

(9)	Annual Grant: Vested 50% on 10/14/09 and vested 25% on 10/13/10, 25% on 10/13/2011

(10)	Employment Agreement Grant: Vested 25% on 2/12/11, 25% on 2/12/12, and 25% on 2/12/13 and vests 25% on 2/12/14

(11)	Annual Grant: Vested 25% on 12/10/11 and vests 25% on 12/10/12, 25% on 12/10/13, and 25% on 12/10/14

(12)	Annual Grant: Vested 25% on 2/1/12, vests 25% on 12/9/12, 25% on 12/9/13 and 25% on 12/9/14

(13)	Employment Agreement Grant:Vests monthly for 24 months

(14)	Employment Agreement Grant: Vested 25% on 11/16/08, 25% on 11/16/09, 25% on 11/16/10 and 25% on 11/16/11

(15)	Employment Agreement Grant: Vested 33% on 2/25/11 and 33% on 2/25/12 and vests 33% on 2/25/13

(16)
Annual Grant-10,000: Vested 50% on 10/14/09 and vested 25% on 10/13/10 and 25% on 10/13/11; Employment Agreement Grant-90,000: Vested 33% on 2/12/11 and 33% on 2/12/12 and vests 33% on 2/12/13; Annual Grant - 147,400: Vested 25% on 12/9/11 and vests 25% on 12/9/12 and 25% on 12/9/13 and 25% on 12/9/14; and Annual Grant - 165,000: Vests 25% on 2/1/12, 25% on 12/9/12, 25% on 12/9/13 and 25% on 12/9/14

(17)	Employment Agreement Grant-50,000: Vests monthly for 24 months; Annual Grant - 75,000: Vests 25% on 2/1/12, 25% on 12/9/12, 25% on 12/9/13 and 25% on 12/9/14

(18)
Annual Grant-2,500: Vested 50% on 10/14/09 and vests 25% on 10/13/10 and 25% on 10/13/11; Employment Agreement Grant-20,000: Vested 33% on 2/25/11 and 33% on 2/25/12 and vests 33% on 2/25/13; Annual Grant - 40,200: Vested 25% on 12/9/11 and vests 25% on 12/9/12, 25% on 12/9/13 and 25% on 12/9/14; and Annual Grant - 45,000: Vests 25% on 2/1/12, 25% on 12/9/12, 25% on 12/9/13 and 25% on 12/9/14

Option Exercises and Stock Vested in Fiscal Year 2012
The following table provides information on RSU vesting and options exercised for each of the named executive officers during fiscal year 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Christopher R. Gardner	—	$—	110,600	$341,112
Martin S. McDermut	—	—	43,750	131,396
Martin C. Nuss	—	—	28,592	88,003
Steve Perna	3,125	8,032	12,725	38,978
Employment Agreements
Christopher R. Gardner
On February 12, 2010, we entered into a two year employment agreement with Christopher Gardner, our President and Chief Executive Officer, which agreement was amended in February 2012 to extend the term until February 12, 2013. Pursuant to his employment agreement, Mr. Gardner receives an annual base salary of $375,000 and is eligible to participate in a cash incentive plan for which provides him with the opportunity to earn a target bonus of 100% of his base salary and a maximum bonus of 150% of his base salary, with the amount of his bonus determined at the discretion of the Compensation Committee. Mr. Gardner is eligible to receive equity awards under the Company's stock incentive plans. Mr. Gardner is entitled to five weeks of vacation per year, and is entitled to all other employee benefits provided to other senior executives.
If Mr. Gardner's employment is terminated by him for good reason or by Vitesse other than for cause, Mr. Gardner is entitled to a lump sum payment equal to (a) two years of his base salary, plus (b) two times his maximum bonus, plus (c) a pro-rata portion (based upon the portion of the fiscal year prior to his termination date) of his target bonus. In the case of a termination for such reasons within 24 months following a change of control of Vitesse, Mr. Gardner receives the compensation noted above for items (a) and (b), plus the greater of his target bonus in the fiscal year in which termination occurs or the amount of his bonus in the prior fiscal year.
If Mr. Gardner's employment is terminated by Vitesse other than for cause during the one-year period prior to a change of control of Vitesse and Mr. Gardner can demonstrate that his termination arose in connection with or in anticipation of such change of control, then all RSUs which are subject solely to time-based vesting and were outstanding immediately prior to Mr. Gardner's final day of employment will become fully vested and, to the extent such change of control occurs during the six-month period following the termination date of Mr. Gardner's employment, all of his outstanding options which are subject solely to time-based vesting shall become fully vested at the time of the change of control. If
Mr. Gardner's employment is terminated for good reason or other than for cause during the 24-month period following a change of control, then all outstanding options and RSUs which are subject solely to time-based vesting shall become fully vested and his stock options shall remain exercisable for an additional 90 days following the date of his termination of employment.
Mr. Gardner's employment agreement contains a provision that would require him to return to Vitesse any bonus payments he received if the Company were required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K, due to material noncompliance with any financial reporting requirement under the federal securities laws, and our Board determines that misconduct by Mr. Gardner occurred and caused such restatement.
Martin S. McDermut
Effective July 27, 2011, we entered into a two year employment agreement with Martin McDermut, our Chief Financial Officer. Pursuant to his employment agreement, Mr. McDermut receives an annual base salary of $285,000 and is eligible to participate in the Company's cash incentive plan for senior executives which provides him with the opportunity to earn a target bonus of 40% of his base salary and a maximum bonus of 60% of his base salary, with the amount of his bonus determined at the discretion of the Compensation Committee. Mr. McDermut is eligible to receive equity awards under the Company's stock incentive plans. Mr. McDermut is entitled to three weeks of vacation per year, and is entitled to all other employee benefits provided to other senior executives.

If Mr. McDermut's employment is terminated by him for good reason or by Vitesse other than for cause, Mr. McDermut is entitled to a lump sum payment equal to 12 months of his then base salary and remains eligible for his earned bonus, prorated using the maximum potential annual bonus amount through his date of termination. In addition, if such termination of employment occurs within the 12 months following a change in control, Mr. McDermut would be entitled to (a) an additional payment equal to the amount of his maximum potential annual bonus for the fiscal year in which his termination occurred, (b) immediate vesting of his equity compensation awards with respect to the number of shares that would have vested if Mr. McDermut had completed an additional two years of continuous service and his stock options shall remain exercisable for an additional 90 days following the date of his termination of employment, and (c) payment of the cost of continuation of group medical and dental benefits for a period of 24 months.
Mr. McDermut's employment agreement contains a provision that would require him to return to Vitesse any bonus payments he received if the Company were required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K, due to material noncompliance with any financial reporting requirement under the federal securities laws, and our Board determines that misconduct by Mr. McDermut occurred and caused such restatement. Mr. McDermut would be required to disgorge (i) any bonus or other incentive-based or equity-based compensation he received from the Company during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such error, and (ii) any net profits realized by Mr. McDermut from the sale of the Company's stock during that 12-month period.
Martin C. Nuss
Dr. Martin Nuss serves as our Vice President Technology and Strategy pursuant to an employment letter agreement with us, dated October 26, 2007, as amended and restated effective November 30, 2011. The term of the agreement will continue until terminated by either party. Pursuant to his employment letter agreement, Dr. Nuss receives an annual base salary, which presently is $235,000, and is eligible to participate in the Company's cash incentive plan for senior executives which presently provides him with the opportunity to earn a target bonus of 30% of his base salary and a maximum bonus of 50% of his base salary, with the amount of his bonus determined at the discretion of the Compensation Committee. Dr. Nuss is entitled to all other employee benefits provided to other senior executives.
If Dr. Nuss' employment is terminated by him for good reason or by Vitesse other than for cause, Dr. Nuss is entitled to a lump sum payment equal to 12 months of his then base salary, unless termination occurs within 12 months following a change in control.  If such termination of employment occurs within the 12 months following a change in control, Dr. Nuss would be entitled to (a) 9 months of his then base salary, (b) an additional payment equal to one week of base salary for every 12 months Dr. Nuss has been employed by Vitesse, (c) his earned bonus for the fiscal year in which the termination occurred pro-rated based on termination date and subject to other terms and conditions of the bonus plan then in effect, (d) an additional payment equal to 50% of the amount of his maximum potential annual bonus for the fiscal year in which his termination occurred, (e) immediate vesting of his equity compensation awards with respect to the number of shares that would have vested if Dr. Nuss had completed an additional two years of continuous service and his stock options shall remain exercisable for an additional 90 days following the date of his termination of employment, and (f) payment of the cost of COBRA medical and dental benefits for a period of 12 months.
Steve Perna
On May 18, 2012, we entered into a resignation and separation agreement and general release of claims with Steve Perna, in connection with his resignation as our Vice President, Product Marketing. Pursuant to the agreement, we paid Mr. Perna severance in the amount of $7,230.72 and allowed him to retain a computer and cellular telephone, and Mr. Perna provided us with a general release of claims and agreed to cooperate with and assist the Company with respect to any pending or future litigation, disputed claims or other matters.

Potential Payments upon Termination or Change-in-Control
As described above, our employment agreements with each of our named executive officers who were employed by Vitesse at September 30, 2012 provide for severance benefits in the event that the executive's employment is terminated without cause or for good reason. These severance benefits generally increase if any such termination occurs in connection with a change in control of Vitesse. We do not have any agreements or other arrangements that provide for payments solely upon a change in control of Vitesse without the termination of employment.

Without Change in Control
The following table sets forth severance payments and benefits that we would have been obligated to pay to the named executive officers who were employed by us at September 30, 2012, assuming a triggering event had occurred under each of their respective agreements as of September 30, 2012 that did not also involve a change in control of Vitesse:

	Termination Without Change in Control
	Base Salary Payment	Bonus Payment	Continuation of Benefits(4)	Total Payout
Christopher R. Gardner (1)	$750,000	$1,500,000	$15,636	$2,265,636
Martin S. McDermut (2)	285,000	171,000	—	456,000
Martin C. Nuss (3)	235,000	—	—	235,000

(1)  Base salary payment represents cash severance payments based on the executive’s salary at September 30, 2012, in an amount equal to two years of his base salary.  Bonus payment represents the sum of (i) two times his maximum bonus opportunity for fiscal year 2012 and (ii) one times his target bonus opportunity for fiscal year 2012.
(2)  Base salary payment represents cash severance payments based on the executive’s salary at September 30, 2012, in an amount equal to one year of his base salary.  Bonus payment represents the prorated sum of (i) one times his maximum bonus opportunity for fiscal year 2012 and (ii) one times his target bonus opportunity for fiscal year 2012.
(3)  Base salary payment represents cash severance payments based on the executive’s salary at September 30, 2012, in an amount equal to one year of this base salary.
(4)  Represents the aggregate amount of all premiums payable for the continuing of the executive’s health benefits for the applicable severance period, based on the amounts of such premiums at September 30, 2012.
With Change in Control
The following table sets forth severance payments and benefits that we would have been obligated to pay to the named executive officers who were employed by us at September 30, 2012, assuming a triggering event had occurred under each of their respective agreements as of September 30, 2012 in connection with a change in control of Vitesse:

	Termination With Change in Control
	Base Salary Payment	Bonus Payment	Continuation of Benefits(4)	Acceleration of Vesting of Equity Awards(5)	Total Payout
Christopher R. Gardner (1)	$750,000	$1,500,000	$15,636	$644,892	$2,910,528
Martin S. McDermut (2)	285,000	342,000	36,168	193,167	856,335
Martin C. Nuss (3)	194,327	176,250	19,332	172,181	562,090

(1)  Base salary payment represents cash severance payments based on the executive’s salary at September 30, 2012, in an amount equal to two years of his base salary.  Bonus payment represents the sum of (i) two times his maximum bonus opportunity for fiscal year 2011 and (ii) one times his target bonus opportunity for fiscal year 2011.
(2)  Base salary payment represents cash severance payments based on the executive’s salary at September 30, 2012, in an amount equal to one year of his base salary.  Bonus payment represents the prorated sum of (i) one times his maximum bonus opportunity for fiscal year 2011 and (ii) one times his target bonus opportunity for fiscal year 2011.
(3)  Base salary payment represents cash severance payments based on the executive’s salary at September 30, 2012, in an amount equal to one year of this base salary.
(4)  Represents the aggregate amount of all premiums payable for the continuing of the executive’s health benefits for the applicable severance period, based on the amounts of such premiums at September 30, 2012.
(5)  Represents the value of accelerated “in the money” stock options and restricted stock awards using the closing price of our Common Stock on September 30, 2012 of $2.44 per share.

Risk Assessment Regarding Compensation Policies and Practices
Our compensation program for employees does not create incentives for excessive risk taking by our employees or involve risks that are reasonably likely to have a material adverse effect on Vitesse. Our base salary component of compensation does not encourage risk-taking because it is a fixed amount. Our executive bonus plan for senior executives and our equity compensation awards have the following risk-limiting characteristics:

•	Cash awards to each executive officer are set in a market range and are limited by the terms of the executive bonus plan for senior executives to a fixed maximum specified in the plan;

•	Cash awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;

•	Neither cash nor equity awards are not tied to formulas that could focus executives on specific short-term outcomes;

•
Members of the Compensation Committee approve the final cash incentive awards made under the executive bonus plan for senior executives in their discretion, after the review of executive and corporate performance;

•	Members of the Compensation Committee approve all equity awards for senior executives in their discretion;

•	An equity award's value is delivered in the form of stock and options that vest over multiple years, which aligns the interests of executive officers to long-term shareholder interests; and

•
Equity and cash awards, as well as profits realized upon the sale of our securities, may be recovered by us should a restatement of earnings occur upon which incentive compensation awards were based, or in the event of certain other wrong-doing by the recipient.

•	Cash awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;

•	Neither cash nor equity awards are not tied to formulas that could focus executives on specific short-term outcomes;

•
Members of the Compensation Committee approve the final cash incentive awards made under the executive bonus plan for senior executives in their discretion, after the review of executive and corporate performance;

•	Members of the Compensation Committee approve all equity awards for senior executives in their discretion;

•	An equity awards value is delivered in the form of stock and options that vest over multiple years, which aligns the interests of executive officers to long-term shareholder interests; and

•
Equity and cash awards, as well as profits realized upon the sale of our securities, may be recovered by us should a restatement of earnings occur upon which incentive compensation awards were based, or in the event of certain other wrong-doing by the recipient.

Certain Relationships and Related Person Transactions
In accordance with the charter for the Audit Committee of our Board, the members of the Audit Committee, all of whom are independent directors, review and approve in advance any proposed related person transactions. Additionally, from time-to-time our Board may directly consider these transactions. We will report all such material related person transactions under applicable accounting rules and SEC rules and regulations. For purposes of these procedures, the individuals and entities that are considered “related persons” include:

•	Any of our directors, nominees for director and executive officers;

•	Any person known to be the beneficial owner of five percent or more of our Common Stock (a “5% Stockholder”); and

•	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder.

The Audit Committee is responsible for reviewing, in consultation with counsel, reports and disclosures of insider and affiliated party transactions and compliance with our policy and procedures with respect to related party transactions. Our policies and procedures regarding related party transactions are evidenced in writing by our Code of Business Conduct and Ethics. The Code requires all directors, officers and employees to discharge their responsibilities solely on the basis of the Company's best interests, independent of personal interests, considerations or relationships. The Code also requires anyone who personally becomes involved in a situation that gives rise to an actual or potential conflict of interest to immediately notify our Human Resources department. The Code requires members of our Board to take all reasonable steps to avoid conflicts of interest with the Company. Additionally, the Code requires members of our Board to promptly disclose to the Chairperson of our Nominating and Corporate Governance Committee any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company. The charter of our Board's Nominating and Corporate Governance Committee provides that this committee will review potential conflicts of interest involving members of our Board and will determine whether such director or directors may vote on any issue as to which there may be a conflict.
Reportable Related Person Transactions
Since October 1, 2011, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party, in which the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee Report does not constitute soliciting materials and shall not be deemed filed or incorporated by reference into any other filings by us under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.
The Audit Committee hereby reports as follows:

1.
Management has primary responsibility for the accuracy and fairness of the Company's consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting.

2.
The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the Company's accounting, financial reporting, financial practices, and system of internal controls. As part of its oversight role, the Audit Committee has reviewed and discussed with Company's management the Company's audited consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

3.
The Audit Committee has discussed with the Company's independent registered public accounting firm, BDO USA, LLP, the overall scope of and plans for their audit. The Audit Committee has met with and without management present, to discuss the Company's financial reporting processes and system of internal control over financial reporting in addition to those matters required to be discussed by Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. I AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

4.
The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with BDO USA, LLP their independence.

5.
Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2012, for filing with SEC.

Respectfully submitted by
THE AUDIT COMMITTEE

James H. Hugar, Chairman
Steven P. Hanson
Scot B. Jarvis
Edward Rogas, Jr.

OTHER MATTERS
We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the form proxy to vote the shares they represent as the Board may recommend.

By Order of the Board of Directors,

Camarillo, California	Christopher R. Gardner
January 15, 2013	President and Chief Executive Officer

ANNEX A
VITESSE SEMICONDUCTOR CORPORATION

2013 INCENTIVE PLAN

SECTION 1. PURPOSE
The purpose of the Vitesse Semiconductor Corporation 2013 Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company's stockholders.
SECTION 2. DEFINITIONS
Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.
SECTION 3. ADMINISTRATION
3.1    Administration of the Plan
(a)    The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.
(b)    Notwithstanding the foregoing, the Board may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act.
(c)    All references in the Plan to the “Committee” shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom authority has been delegated to administer the Plan.
3.2    Administration and Interpretation by Committee
(a)    Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (viii) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (ix) delegate ministerial duties to such of the Company's employees as it so determines; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
(b)    In no event, however, shall the Committee have the right, without stockholder approval, to (i) lower the price of an option after it is granted, except in connection with adjustments provided in Section 15.1; (ii) take any other action that is treated as a repricing under generally accepted accounting principles; or (iii) cancel an option at a time when its strike price exceeds the fair market value of the underlying stock, in exchange for another option, restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

(c)    The effect on the vesting of an Award of a Company-approved leave of absence or a Participant's reduction in hours of employment or service shall be determined by the Company's chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.
(d)    Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Committee may determine its actions.
SECTION 4. SHARES SUBJECT TO THE PLAN
4.1    Authorized Number of Shares and Share Usage
(a)    Subject to adjustment as provided in this Section 4.1 and in Section 15.1, a total of 6,700,000 shares of Common Stock shall be authorized for issuance pursuant to Awards granted under the Plan. No further grants may be made under the Prior Plans after the Effective Date, but shares subject to awards granted under the Prior Plans may become again available for Awards under the Plan, in addition to the number of shares specified immediately above, pursuant to Section 4.1(c) below. Any shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the Plan's share limit as one (1) share for every one (1) share granted. Any shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against the Plan's share limit as one and five-tenths (1.5) shares for every one (1) share granted. Any shares that are subject to Awards granted under the Plan, and any shares that are subject to awards granted under the Prior Plans, that again become available for the grant of Awards under the Plan as provided in Section 4.1(c) below, shall increase the Plan's share limit as follows: (i) any such shares that are subject to Awards of Options or Stock Appreciation Rights, and any such shares that are subject to awards of options or stock appreciation rights granted under the Prior Plans, shall increase the Plan's share limit on a one (1) for one (1) basis; and (ii) any such shares that are subject to Awards other than Options or Stock Appreciation Rights, and any such shares that are subject to awards other than options or stock appreciation rights granted under the Prior Plans, shall increase the Plan's share limit on a one and five-tenths (1.5) for one (1) basis.
(b)    Notwithstanding the other provisions in this Section 4 to the contrary, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1(a), subject to adjustment as provided in Section 15.1.
(c)    If any Award granted under the Plan or any award granted under the Prior Plans expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as a result of shares subject to such Award or award under the Prior Plans being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any shares not being issued, the unused shares covered by such Award or award under the Prior Plans shall again be available for the grant of Awards under the Plan, and shall be added back to the Plan's share limit in the manner provided in Section 4.1(a); provided, however, that (i) shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy any applicable tax withholding obligation with respect to Awards other than Options, Stock Appreciation Rights and options and stock appreciation rights granted under the Prior Plans (including shares retained from such Award or award under the Prior Plans creating the tax obligation) shall be added to the number of shares available for the grant of Awards under the Plan; (ii) shares delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to exercise an Option, Stock Appreciation Right or option or stock appreciation right granted under the Prior Plans or to satisfy any applicable tax withholding obligation on an Option, Stock Appreciation Right or option or stock appreciation right granted under the Prior Plans (including shares retained from the Option, Stock Appreciation Right or option or stock appreciation right granted under the Prior Plans creating the tax obligation) shall not be so added to the number of shares available for the grant of Awards under the Plan; and (iii) shares repurchased by the Company on the open market using the proceeds from the exercise of an Award or an award granted under the Prior Plans shall not increase the number of shares available for future grant of Awards. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award or an award under the Prior Plans.
(d)    In the case of freestanding Stock Appreciation Rights (as defined in Section 9.1), the full number of shares subject to such Stock Appreciation Right, if settled in stock, shall be counted against the shares available under the Plan in proportion to the portion of the freestanding Stock Appreciation Right exercised, regardless of the number of shares actually used to settle such freestanding Stock Appreciation Right upon exercise.
(e)    Substitute Awards may be granted under the Plan and any such grants shall not reduce the shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.
(f)    The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.
(g)    Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.
SECTION 5. ELIGIBILITY
An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company's securities.
SECTION 6. AWARDS
6.1    Form, Grant and Settlement of Awards
The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.
6.2    Evidence of Awards
Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.
6.3    Dividends and Distributions
Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A. Also notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must (i) be paid at the same time they are paid to other shareholders and (ii) comply with or qualify for an exemption under Section 409A.
SECTION 7. OPTIONS
7.1    Grant of Options
The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.
7.2    Option Exercise Price
Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date (and shall not be less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards.
7.3    Term of Options
Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date. For Incentive Stock Options, the maximum term of such an Option shall comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder.

7.4    Exercise of Options
(a)    The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.
(b)    To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.
7.5    Payment of Exercise Price
The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:
(a)    cash;
(b)    check or wire transfer;
(c)    having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;
(d)    tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;
(e)    so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or
(f)    such other consideration as the Committee may permit.
7.6    Effect of Termination of Service
(a)    The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.
(b)    If the exercise of the Option following a Participant's Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate the registration requirements under the Securities Act or similar requirements under the laws of any state or foreign jurisdiction, then the Option shall remain exercisable until the earlier of (a)the Option Expiration Date and (b) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion) after the Participant's Termination of Service during which the exercise of the Option would not be in violation of such Securities Act or other requirements.
SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS
Notwithstanding any other provision of the Plan to the contrary, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder.
SECTION 9. STOCK APPRECIATION RIGHTS
9.1    Grant of Stock Appreciation Rights
The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.
9.2    Payment of SAR Amount
Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.
9.3    Waiver of Restrictions
The Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.
SECTION 10. STOCK AWARDS,
RESTRICTED STOCK AND STOCK UNITS
10.1    Grant of Stock Awards, Restricted Stock and Stock Units
The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.
10.2    Vesting of Restricted Stock and Stock Units
Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant's release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.
10.3    Waiver of Restrictions
The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.
SECTION 11. PERFORMANCE AWARDS
11.1    Performance Shares
The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.
11.2    Performance Units
The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS
Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.
SECTION 13. WITHHOLDING
13.1    Payment of Tax Withholding and Other Obligations
The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.
13.2    Payment Methods
The Committee, in its sole discretion, may permit or require a Participant to satisfy all or part of the Participant's tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations, (e) selling shares of Common Stock issued under an Award on the open market or to the Company, or (f) taking such other action as may be necessary in the opinion of the Committee to satisfy any applicable tax withholding obligations. The value of the shares so withheld or tendered may not exceed the employer's applicable minimum required tax withholding rate or such other applicable rate as is necessary to avoid adverse treatment for financial accounting purposes, as determined by the Committee in its sole discretion.
SECTION 14. ASSIGNABILITY
No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant's death. During a Participant's lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.
SECTION 15. ADJUSTMENTS
15.1    Adjustment of Shares
(a)    In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.1; (iii) the maximum numbers and kind of securities set forth in Section 16.3; and (iv) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee, as to the terms of any of the foregoing adjustments shall be conclusive and binding.
(b)    Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.
15.2    Dissolution or Liquidation
To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3    Change in Control
Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:
(a)    All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction in which such Awards could be converted, assumed or replaced by the Successor Company, such Awards shall become fully and immediately exercisable, and all applicable restrictions or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.
For the purposes of this Section 15.3(a), an Award shall be considered converted, assumed or replaced by the Successor Company if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.
(b)    All Performance Shares or Performance Units earned and outstanding as of the date the Change in Control is determined to have occurred and for which the payout level has been determined shall be payable in full in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any remaining Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Change in Control and shall be payable in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.
(c)    Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change in Control that is a Company Transaction that a Participant's outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (whether or not then vested and exercisable) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.
15.4    Further Adjustment of Awards
Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.
15.5    No Limitations
The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6    Fractional Shares
In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.
15.7    Section 409A
Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.
SECTION 16. CODE SECTION 162(m) PROVISIONS
Notwithstanding any other provision of the Plan to the contrary, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.
16.1    Performance Criteria
(a)    If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Criteria”).
(b)    Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.
(c)    The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company's annual report to stockholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.
16.2    Compensation Committee Certification; Adjustment of Awards
(a)    After the completion of each performance period, the Compensation Committee shall certify the extent to which any performance goal established under this Section 16 has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting, as applicable, of any Award subject to this Section 16.
(b)    Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.
16.3    Limitations
(a)    Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 600,000 shares of Common Stock for such Awards, except that the Company may make additional onetime grants of such Awards for up to 600,000 shares to newly hired or newly promoted individuals, and the maximum dollar value payable with respect to Performance

Units or other awards payable in cash subject to this Section 16 granted to any Covered Employee in any one calendar year is $3,000,000.
(b)    The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.
SECTION 17. AMENDMENT AND TERMINATION
17.1    Amendment, Suspension or Termination
The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.
17.2    Term of the Plan
Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the adoption of the Plan by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.
17.3    Consent of Participant
The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.
SECTION 18. GENERAL
18.1    No Individual Rights
No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan. Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without cause.
18.2    Issuance of Shares
(a)    Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.
(b)    The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.
(c)    As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant's own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration.

The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.
(d)    To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3    Indemnification
(a)    Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf, unless such loss, cost, liability or expense is a result of such person's own willful misconduct or except as expressly provided by statute.
(b)    The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.
18.4    No Rights as a Stockholder
Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award or Restricted Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.
18.5    Compliance with Laws and Regulations
(a)    In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.
(b)    The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant's employment or service are intended to mean the Participant's “separation from service,” within the meaning of Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Section 409, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant's “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant's death, the Participant's estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant's separation from service or the Participant's death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

18.6    Participants in Other Countries or Jurisdictions
Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.
18.7    No Trust or Fund
The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.
18.8    Successors
All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.
18.9    Severability
If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
18.10    Choice of Law and Venue
The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Delaware.
18.11    Legal Requirements
The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.
SECTION 19. EFFECTIVE DATE
The effective date (the “Effective Date”) is the date on which the Plan is adopted by the Board. If the stockholders of the Company do not approve the Plan within 12 months after the Board's adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A

DEFINITIONS
As used in the Plan,
“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.
“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.
“Board” means the Board of Directors of the Company.
“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company's chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.
“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:
(a)    an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) an acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction;
(b)    a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or
(c)    the consummation of a Company Transaction.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” has the meaning set forth in Section 3.1.
“Common Stock” means the common stock, no par value, of the Company.
“Company” means Vitesse Semiconductor Corporation, a Delaware corporation.
“Company Transaction,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:
(a)    a merger or consolidation of the Company with or into any other company;
(b)    a sale in one transaction or a series of transactions undertaken with a common purpose of all of the Company's outstanding voting securities; or
(c)    a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company's assets,

excluding, however, in each case, a transaction pursuant to which
(i)    the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;
(ii)    no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and
(iii)    individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company.
Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.
“Compensation Committee” means the Compensation Committee of the Board.
“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.
“Disability,” unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company's chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.
“Effective Date” has the meaning set forth in Section 19.
“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.
“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.
“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.
“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.
“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.
“Option” means a right to purchase Common Stock granted under Section 7.
“Option Expiration Date” means the last day of the maximum term of an Option.
“Outstanding Company Common Stock” has the meaning set forth in the definition of “Change in Control.”
“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change in Control.”
“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries.
“Participant” means any Eligible Person to whom an Award is granted.
“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.
“Performance Criteria” has the meaning set forth in Section 16.1.
“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.
“Plan” means the Vitesse Semiconductor Corporation 2013 Incentive Plan.
“Prior Plans” means the Vitesse Semiconductor Corporation 2010 Incentive Plan and the Vitesse Semiconductor Corporation 2001 Stock Incentive Plan.
“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.
“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.
“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company's chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Section 409A” means Section 409A of the Code.
“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.
“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.
“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.
“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.
“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.
“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company's chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant's employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant's employment or service relationship is with an entity that has ceased to be a Related Company. A Participant's change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor, or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.
“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

VITESSE®

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on March 6, 2013.

Vote by Internet

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Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR all nominees listed and FOR Proposals 2, 3 and 4.

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Christopher R. Gardner	☐	☐	02 - Steven P. Hanson	☐	☐	03 - James H. Hugar	☐	☐
04 - Matthew B. Frey	☐	☐	05 - Edward Rogas, Jr.	☐	☐	06 - Kenneth H. Traub	☐	☐
07 - Scot P. Jarvis	☐	☐						

Proposal	For	Against	Abstain
2. To approve the Vitesse Semiconductor Corporation 2013 Incentive Plan.	☐	☐	☐
3. To approve by advisory vote the compensation of the Company's executives.	☐	☐	☐
4. To ratify the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2013.	☐	☐	☐

B Non-Voting Items

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Meeting Attendance
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01JH0I

2013 Annual Meeting Admission Ticket

2013 Annual Meeting of
VITESSE SEMICONDUCTOR CORPORATION

Hyatt Westlake Plaza in Thousand Oaks
880 S. Westlake Blvd.
Westlake Village, California 91361

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Directions

From Los Angeles Int'l Airport LAX:
Take Century Blvd. to 405 San Diego Freeway North to 101 West/Ventura Fwy.-North. Exit at Westlake Blvd., turn left. Pass over freeway to first signal and turn left. Hotel is on right. Distance from airport to hotel is 44 miles.

From Burbank Airport BUR:
Exit to Hollywood Way South. Turn left onto Alameda Ave. Follow signs to 134 Ventura Fwy.-West. Hwy 134 converts to 101 Ventura Fwy.-North. Exit at Westlake Blvd., turn left. Pass over freeway to first signal and turn left. Hotel is on right. Distance from airport to hotel is 33 miles.

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VITESSE®

Proxy — VITESSE SEMICONDUCTOR CORPORATION

Notice of 2013 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — March 7, 2013

The undersigned, stockholder of Vitesse Semiconductor Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 15, 2013, and hereby appoints Christopher R. Gardner and Martin S. McDermut, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Vitesse Semiconductor Corporation to be held on March 7, 2013 at 9:00 a.m., local time, at the Hyatt Westlake Plaza in Thousand Oaks, 880 S. Westlake Blvd., Westlake Village, California 91361, and at any adjournment(s) thereof and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on all the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) TO ENSURE AS MANY OF THE NOMINEES FOR THE ELECTION OF DIRECTORS SET FORTH IN PROPOSAL ONE ARE ELECTED AS DIRECTORS, (2) TO APPROVE THE VITESSE SEMICONDUCTOR CORPORATION 2013 INCENTIVE PLAN, (3) TO APPROVE BY ADVISORY VOTE THE COMPENSATION OF THE COMPANY'S EXECUTIVES, (4) TO RATIFY THE SELECTION OF BDO USA, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2013, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

VITESSE®

C 1234567890

IMPORTANT ANNUAL MEETING INFORMATION 000004

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Stockholder Annual Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the Vitesse Semiconductor Corporation Stockholder Meeting to be Held on March 7, 2013

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and Fiscal Year 2012 annual report are available at:

www.envisionreports.com/VTSS

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/VTSS** to view the materials.

Step 2: Click on **Cast Your Vote or Request Materials**.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before February 25, 2013 to facilitate timely delivery.

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Stockholder Annual Meeting Notice

Vitesse Semiconductor Corporation's Annual Meeting of Stockholders will be held on March 7, 2013 at the Hyatt Westlake Plaza in Thousand Oaks, 880 S. Westlake Blvd., Westlake Village, California 91361, at 9:00 a.m. local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all nominees listed and FOR Proposals 2, 3 and 4:

   Nominees:

   Christopher R. Gardner
   Steven P. Hanson
   James H. Hugar
   Matthew B. Frey
   Edward Rogas, Jr.
   Kenneth H. Traub
   Scot P. Jarvis

3. To approve by advisory vote the compensation of the Company's executives.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Vitesse Semiconductor Corporation 2013 Annual Meeting of Stockholders

From Los Angeles Int'l Airport LAX:
Take Century Blvd. to 405 San Diego Freeway North to 101 West/Ventura Fwy.-North. Exit at Westlake Blvd., turn left. Pass over freeway to first signal and turn left. Hotel is on right. Distance from airport to hotel is 44 miles.

From Burbank Airport BUR:
Exit to Hollywood Way South. Turn left onto Alameda Ave. Follow signs to 134 Ventura Fwy.-West. Hwy 134 converts to 101 Ventura Fwy.-North. Exit at Westlake Blvd., turn left. Pass over freeway to first signal and turn left. Hotel is on right. Distance from airport to hotel is 33 miles.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/VTSS**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Vitesse Semiconductor Corporation" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by February 25, 2013.

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*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 07, 2013

VITESSE SEMICONDUCTOR CORPORATION

BROKER LOGO HERE

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51 MERCEDES WAY
EDGEWOOD NY 11717

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John Sample
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ANY CITY, ON A1A 1A1

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: January 11, 2013
Date: March 07, 2013 **Time:** 9:00 AM PST
Location: Hyatt Westlake Plaza
880 S. Westlake Blvd.
Westlake Village, CA 91361

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You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Form 10-K 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before February 21, 2013 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy.*" To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

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Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 Christopher R. Gardner 02 Steven P. Hanson 03 James H. Hugar 04 Mathew B. Frey 05 Edward Rogas, Jr.
06 Kenneth H. Traub 07 Scot P. Jarvis

The Board of Directors recommends you vote FOR the following proposal(s):

3. To approve by an advisory vote the executive compensation of the Company's executive.

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Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

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THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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